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                                                                  Exhibit 10.15

                          AGREEMENT AND PLAN OF MERGER

                                      dated

                                  June 17, 1996

                                      among

                            TRINITY INDUSTRIES, INC.,

                                 TRINITY Y, INC.

                                       and

                           TRANSCISCO INDUSTRIES, INC.
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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER, is entered into this 17th day of June, 1996, among TRANSCISCO INDUSTRIES, INC., a Delaware corporation (the "Company"), TRINITY INDUSTRIES, INC., a Delaware corporation ("Trinity"), and TRINITY Y, INC., a Delaware corporation and a wholly-owned subsidiary of Trinity ("Subsidiary").

                                   WITNESSETH:

         WHEREAS, the Boards of Directors of the Company, Subsidiary and Trinity have determined that it is in their respective best interests for Subsidiary to merge with and into the Company upon the terms and subject to the conditions set forth herein in order for the Company to become a wholly-owned subsidiary of Trinity.

         WHEREAS, in furtherance of such acquisition, the Boards of Directors of the Company, Subsidiary and Trinity have approved the merger of Subsidiary with and into the Company in accordance with Delaware law and upon the terms and subject to the conditions set forth herein.

         WHEREAS, it is the intention of the parties that this transaction qualify as a tax-free reorganization pursuant to Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), so that the shares of common stock of Trinity received by the Stockholders (as hereinafter defined) shall not be immediately taxable to the Stockholders upon receipt.

         WHEREAS, it is the intent of the parties that there shall be a continuity of interest and a continuity of business enterprise with respect to the acquisition by Trinity of the Company in the subject merger transaction.

         NOW, THEREFORE, the parties hereto agree as follows:

1.       THE MERGER

         1.1      The Merger.

                  (a) Subject to the terms and conditions of this Agreement, on the Closing Date (as defined in Section 1.4 hereof), Subsidiary shall be merged (the "Merger") with and
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         into the Company in accordance with Delaware law, whereupon the separate existence of Subsidiary shall cease and the Company shall continue as the surviving corporation (the Company thus being sometimes hereinafter referred to as the "Surviving Corporation") under the name of Transcisco Industries, Inc. as set forth in Section 2 hereof.

                  (b) On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger ("Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with the relevant provisions of, Delaware law, and the parties hereto shall make all other filings or recordings required by any applicable law in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (the "Effective Time").

                  (c) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of Delaware law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Subsidiary shall vest in the Surviving Corporation, and all debts, liabilities and duties of Subsidiary shall become the debts, liabilities and duties of the Surviving Corporation.

         1.2 Conversion of Shares of Stock. The manner and basis of converting each share of Subsidiary common stock into a share of the Surviving Corporation's common stock and of converting each issued and outstanding share of common stock, $.01 par value, of the Company (the "Company Stock") into a right to receive shares of voting common stock, $1.00 par value, of Trinity (the "Trinity Stock") shall be as follows:

                  (a) Each share of Subsidiary common stock which is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any act on the part of the holder thereof, be converted into one (1) fully paid and nonassessable share of voting common stock of the Surviving Corporation.

                  (b) Each share of Company Stock which is issued and outstanding immediately prior to the Effective Time shall, by

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         virtue of the Merger and without any action on the part of any of the
         Company's stockholders (individually, a "Stockholder", and, collectively, the "Stockholders"), be converted into and become a right to receive eighteen hundred and eighty-four ten-thousandths (.1884) (the "Exchange Ratio") of one (1) share of Trinity Stock (with cash paid to any Stockholder entitled to a fractional share of Trinity Stock), all of which shall be issued and distributed in accordance with
         Section 1.3 hereof. In the event that subsequent to the date of this Agreement but prior to the Effective Time, Trinity shall have declared a stock split (including a reverse split) of Trinity Stock or a dividend payable in Trinity Stock, or any other distribution of securities or special cash dividends (which specifically excludes Trinity's regular quarterly dividends) with respect to Trinity Stock (including, without limitation, such a distribution made in connection with a recapitalization, reclassification, merger, consolidation, reorganization or similar transaction) then the Exchange Ratio shall be appropriately adjusted to reflect such stock split, dividend or other distribution of securities.

                  (c) (i) At the Effective Time, each outstanding option to purchase Company Stock (a "Stock Option") granted under any Company stock option plan (a "Company Stock Plan") or pursuant to an agreement identified on Schedule 3.6 of the Disclosure Schedule (as defined in Section 3.1 hereof), whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Stock Option, the same whole number of shares of Trinity Stock (being rounded upward to the nearest whole share) as the holder of such Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (not taking into account whether or not such option was in fact exercisable), and shall have an exercise price per share equal to such Stock Option's exercise price per share divided by the Exchange Ratio (the option price per share, as so determined, being rounded to the nearest full cent). In the case of any Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-423 of the Code ("Qualified Stock Options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of such option shall comply with Section 424(a) of the Code.

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                           (ii) As soon as practicable after the Effective Time,
         Trinity shall deliver to each holder of an outstanding Stock Option an appropriate notice setting forth such holder's rights pursuant hereto and such Stock Option shall continue in effect on the same terms and conditions (including further antidilution provisions and subject to the adjustments required by this Section 1.2(c) after giving effect to the Merger). Trinity shall comply with the terms of all such Stock Options and ensure, to the extent required by, and subject to the provisions of, any such Company Stock Plan, that Stock Options which qualified as Qualified Stock Options prior to the Effective Time continue to qualify as Qualified Stock Options after the Effective
         Time. Trinity shall take all corporate actions necessary to reserve for issuance a sufficient number of shares of Trinity Stock for delivery pursuant to the terms set forth in this Section 1.2(c).

         1.3      Payment and Arrangements.

                  (a) In accordance with Section 1.2(b) above and as soon as practicable following the mailing of the Proxy Statement (as defined in Section 3.24 hereof), but in no event later than ten (10) business days prior to the meeting of the Stockholders required by Section 5.3(b) hereof, The Bank of New York, or the entity then serving as Registrar and Transfer Agent of Trinity's common stock, as the exchange agent for the Merger (the "Exchange Agent"), shall mail or otherwise provide to each Stockholder a notice and transmittal form for effecting an exchange of such Stockholder's Company stock certificates (the "Company Certificates") for certificates representing Trinity Stock. Upon surrender to the Exchange Agent of (A) his or her Company Certificates (in compliance with applicable instructions), and (B) a duly executed transmittal form, each holder of such Company Certificates shall be entitled to receive in exchange therefor a certificate or certificates representing such Stockholder's Trinity Stock. Company Certificates so surrendered shall be canceled and, until satisfaction of (A) and (B) above, risk of loss and title to any Company Certificate shall not pass to the Exchange Agent. In the event of any transfer of Company Stock that is not registered on the stock transfer records of the Company, certificates representing Trinity Stock shall be issued, substantially as provided above but to the transferee, if all documents required to evidence and effect such transfer

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         are also presented to the Exchange Agent, and by payment of all applicable stock transfer taxes. Trinity Stock into which Company Stock shall be converted in the Merger shall be deemed to have been issued as of the Effective Time. Until surrendered and exchanged, each outstanding Company Certificate shall be deemed for all corporate purposes (subject to the dividend, distribution and transfer limitations provided for in Section 1.3(b), 1.3(c) and 1.3(d) below), to represent the number of shares of Trinity Stock for which such Company Certificate shall have been converted.

                  (b) No dividends or other distributions, if any, payable to holders of record of Trinity Stock after the Effective Time shall be distributed to Stockholders holding outstanding Company Certificates; provided, however, that, upon surrender and exchange of such outstanding Company Certificates, such surrendering Stockholder shall be entitled to receive from Trinity, without interest thereon, any dividends or distributions which shall have become payable or distributable with respect to such Trinity Stock between the Effective Time and the time of the surrender of the Company Certificate.

                  (c) With respect to each outstanding Company Certificate not surrendered and exchanged for Trinity Stock certificates, the holder of such Company Certificate shall look as a general creditor only to Trinity for payment and delivery of dividends or distributions, as the case may be, withheld pursuant to Section 1.3(b) above. Notwithstanding the foregoing, none of Trinity, Subsidiary, the Company, the Surviving Corporation, the Exchange Agent or any other party shall be liable to any Stockholder or any other person or entity for any Trinity Stock or dividends or distributions thereon delivered to a public official pursuant to escheat laws, if applicable.

                  (d) Except as provided expressly in Section 1.3(a) above, after the Effective Time, no transfer of Company Stock outstanding prior to the Effective Time shall be made on the stock transfer books of the Surviving Corporation and no sale or transfer of Trinity Stock shall be made or recognized by the Exchange Agent with respect to any shares of Trinity Stock held for a Stockholder who has failed to surrender and exchange his or her Company Certificate. With respect to Company Certificates surrendered for exchange by any person constituting an Affiliate (as defined in Section 5.3(d)

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         hereof), Trinity reserves the right to affix the following legend on the Trinity Stock certificate issued to any Affiliate:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED BY A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                  (e) No fractional shares of Trinity Stock shall be issued pursuant hereto. In lieu of the issuance of any fractional share of Trinity Stock pursuant to Section 1.2(b), cash adjustments will be paid to holders in respect of any fractional share of Trinity Stock that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the "Average Price" of a share of Trinity Stock. The "Average Price" of a share of Trinity Stock shall be the average of the closing sales prices thereof as reported on the NYSE (as defined in Section 3.3(a) hereof) Composite Tape (as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source) over the ten (10) trading days including and ending on the second trading day preceding the Closing Date.

                  (f) All Trinity Stock issued upon and in accordance with the surrender and exchange provisions hereinabove shall be deemed to have been issued in full satisfaction of all rights pertaining to such exchanged Company Stock.

         1.4 The Closing. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated herein (the "Closing") shall occur as soon as practicable, at a mutually agreeable time and date not later than five (5) business days after the later of the date of the meeting of the Stockholders as

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required by Section 5.3(b) hereof and the satisfaction or waiver of the conditions to the parties' obligation to effect the Merger at the offices of Trinity Industries, Inc., 2525 Stemmons Freeway, Dallas, Texas, or such other time, date or place as the parties may otherwise agree (the "Closing Date"). At or prior to the Closing:

                  (a)      The Company will deliver to Trinity and Subsidiary:

                           (i) a copy of the corporate actions taken by the
                  Company with respect to the authorization, execution, delivery and performance of this Agreement and the consummation of the Merger, each duly certified as of the Closing Date by the Secretary or an Assistant Secretary of the Company;

                           (ii) a duplicate original of the Certificate of Merger to be filed with the Secretary of State of the State of Delaware in connection with the transaction as executed by the Company; and

                           (iii) executed originals or copies of any and all
                  consents, approvals, waivers and/or acknowledgments required in order (a) for the Company to consummate the Merger or (b) to permit the Surviving Corporation to continue to carry on the business of the Company substantially in the manner now conducted.

                  (b)      Trinity and Subsidiary will deliver to the Company:

                           (i) a duplicate original of the Certificate of Merger
                  to be filed with the Secretary of State of the State of Delaware in connection with the transaction as executed by Subsidiary; and

                           (ii) a copy of the corporate actions taken by Trinity
                  and Subsidiary with respect to the authorization, execution, delivery and performance of this Agreement and the consummation of the Merger, each duly certified as of the Closing Date by the Secretary or an Assistant Secretary of Trinity or Subsidiary, as appropriate.

Trinity shall cause to be filed with the Secretary of State of the State of Delaware a fully executed duplicate original of the

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Certificate of Merger as promptly as practical after the Closing and the Merger shall be effective upon such filing.

2.       THE SURVIVING CORPORATION

         2.1 Name and Certificate of Incorporation. The corporation surviving the Merger shall be the Company, and the certificate of incorporation of Subsidiary in effect on the Closing Date shall be the certificate of incorporation of the Surviving Corporation.

         2.2 Bylaws. The Bylaws of Subsidiary in effect on the Closing Date shall be the Bylaws of the Surviving Corporation.

         2.3 Directors and Officers. From and after the Closing Date, until successors are duly elected or appointed in accordance with applicable law, the directors of Subsidiary on the Closing Date shall be the directors of the Surviving Corporation and the officers of Subsidiary on the Closing Date shall be the officers of the Surviving Corporation.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to Trinity and Subsidiary that:

         3.1 Corporate Status. The Company and each of its subsidiaries is a corporation organized, validly existing and in good standing under the laws of the state of its incorporation and has all corporate powers required to carry on its business as now conducted. The Company and each of its subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and its subsidiaries, taken as a whole ("Company Material Adverse Effect"). The Company has heretofore made available or delivered to Trinity true and complete copies of the Certificate or Articles of Incorporation and Bylaws for the Company and each of its subsidiaries, as currently in effect. The Company and each of its

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subsidiaries is not in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or default under) any term, condition or provision of its Certificate or Articles of Incorporation, as the case may be, or Bylaws, which such violation, breach or default creates a Company Material Adverse Effect. Except as disclosed in Schedule 3.1 of the schedules delivered by the Company to Trinity and Subsidiary (all schedules referred to in, or delivered pursuant to, this Agreement shall be collectively referred to as the "Disclosure Schedule"), the Company has no subsidiaries and does not, directly or indirectly, own or have the power to vote, or to exercise a controlling influence with respect to, any securities of any class of any person, the holders of which class are entitled to vote for the election of directors (or persons serving similar functions) of such person.

         3.2 Corporate Authorization. The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of this Agreement by the Stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company's Board of Directors and no other corporate proceedings (other than the approval of this Agreement by the Stockholders as contemplated by Section 5.3(b) hereof) on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated herein.

         3.3      Governmental Authorization; Consents.

                  (a) The execution, delivery and performance by the Company of this Agreement and the consummation of the Merger by the Company require no action by or in respect of, or filing with, any governmental body, agency, official or authority except for filings with or approvals by (i) the Securities and Exchange Commission (the "Commission"), (ii) the New York Stock Exchange ("NYSE") and the American Stock Exchange ("AMEX"), (iii) the Federal Trade Commission ("FTC"), (iv) the United States Department of Justice ("DOJ"), (v) appropriate state officials in jurisdictions where blue sky or similar securities law clearance is required, and (vi) the Secretary of State of the State of Delaware, and except where

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         the lack of such action or filing would not individually or in the aggregate have a Company Material Adverse Effect.

                  (b) Except as disclosed in Schedule 3.3 of the Disclosure Schedule and except for the approval of the Stockholders, no consent, approval, waiver or other action by any person not a party to this Agreement under any material contract, agreement, indenture, lease, instrument or other document to which the Company or any of its subsidiaries is a party or by which any of them are bound is required or necessary for the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby.

         3.4 Non-contravention. Except as disclosed in Schedule 3.4 of the Disclosure Schedule and except in the case of clauses (ii) and (iii) for contraventions, defaults, terminations, cancella tions, accelerations, creations or impositions that would not individually or in the aggregate have a Company Material Adverse Effect, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (i) materially contravene or constitute a material default under the Certificate of Incorporation or Bylaws of the Company, (ii) contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of the Company or any of its subsidiaries or to a loss of any benefit to which the Company or any of its subsidiaries are entitled, or (iii) result in the creation or imposition of any Lien on any asset of the Company or any of its subsidiaries. For purposes of this Agreement, "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, restriction on transfer or encumbrance of any kind in respect of such asset.

         3.5 Binding Effect. Assuming the due execution and delivery of this Agreement by Trinity and Subsidiary but subject to its approval by the Stockholders as contemplated by Section 5.3(b) hereof and the filings with or approvals by the governmental bodies, agencies, officials or authorities described in Section 3.3 hereof, this Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

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         3.6 Capitalization. The authorized capital stock of the Company consists of (i) fifteen million (15,000,000) common shares, $.01 par value, of which five million two hundred sixty-nine thousand six hundred fourteen (5,269,614) shares were issued and outstanding on June 1, 1996 and (ii) one million (1,000,000) preferred shares, $.01 par value, of which none are issued and outstanding on the date hereof. The Company owns all of the issued and outstanding shares of capital stock of each of its subsidiaries. All outstanding shares of capital stock of the Company and each of its subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in Schedule 3.6 of the Disclosure Schedule, there are no plans, agreements or other arrangements pursuant to which any options, warrants or other rights to acquire shares of capital stock from the Company or any of its subsidiaries are outstanding. Except as disclosed in Schedule 3.6 of the Disclosure Schedule, other than the shares of capital stock of the Company described above and the shares of capital stock of the Company's subsidiaries owned by the Company, there are outstanding (i) no shares of capital stock or other voting securities of the Company or any of its subsidiaries, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or any of its subsidiaries, and (iii) no phantom stock, options or other rights to acquire from the Company or any of its subsidiaries, and no obligation of the Company or any of its subsidiaries to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or any of its subsidiaries.

         3.7 Financial Statements. The Company has delivered to Trinity the Company's audited financial statements for the years ended December 31, 1992 and 1993, the three-month period ended March 31, 1994, and the years ended March 31, 1995 and 1996 (the "Financial Statements"). The Financial Statements have been prepared from the books and records of the Company in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto), and fairly present in all material respects the financial condition of the Company as at their respective dates and the results of its operations for the periods covered thereby.

         3.8 Company SEC Reports. The Company has delivered or made available to Trinity true and complete copies of each registration statement, report and proxy or information statement (including exhibits and any amendments thereto) filed by the Company with the Commission since January 1, 1993 through the date hereof

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(collectively, the "Company SEC Reports"). As of the respective dates the
Company SEC Reports were filed or, if any such Company SEC Reports were amended, as of the date such amendment was filed, each of the Company SEC Reports (i) complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.9 Absence of Certain Changes. Except as disclosed in Schedule 3.9 of the Disclosure Schedule, or as otherwise set forth in the Financial Statements, the Company SEC Reports or as contemplated by this Agreement, since March 31, 1996, the Company and each of its subsidiaries has not:

                  (a) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except (i) obligations and liabilities incurred in the ordinary course of business and consistent with its prior practice, (ii) obligations or liabilities, in any one case or in the aggregate, which have not had a Company Material Adverse Effect and (iii) obligations and liabilities incurred pursuant to, or contemplated by, this Agreement;

                  (b) mortgaged or pledged any of its property, business or assets, tangible or intangible;

                  (c) sold, transferred, leased to others or otherwise disposed of any of its assets, except for transactions in the ordinary course of business and transactions not individually in excess of One Hundred Thousand Dollars ($100,000), or canceled or compromised any debt or Claim (as defined in Section 3.11 hereof) (other than accounts receivable compromised in the ordinary course of business consistent with its prior practice and debts or Claims not individually in excess of One Hundred Thousand Dollars ($100,000)), or waived or released any right, except for such rights the loss of which, in any one case or the aggregate, have not had, or are not reasonably likely to have, a Company Material Adverse Effect;

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                  (d) received any notice or threat of termination of any
         contract, lease or other agreement or suffered any damage, destruction or loss (not covered by insurance) which, in any case or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect;

                  (e) paid any dividends, paid any compensation other than in the ordinary course of the Company's business, or made any change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay, conditionally or otherwise, any bonus, extra compensation, pension or severance or vacation pay, to any current or former stockholder, director, officer, employee, salesman, distributor or agent, except for
         (i) increases in the ordinary course of business consistent with past practice in the compensation of employees who are not directors or officers, (ii) bonuses and other remuneration accrued as of or prior to March 31, 1996 and (iii) payments pursuant to an agreement identified on Schedule 3.9 of the Disclosure Schedule;

                  (f) suffered any change, event or condition which, in any case or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect (other than as a result of change in conditions, including economic or political developments, applicable to the industries in which the Company operates) (for purposes of this Agreement, the results of any elections in Russia or in any country formerly part of the Soviet Union shall not be considered in determining whether there has been, or is reasonably likely to be, a Company Material Adverse Effect);

                  (g) issued any shares of capital stock or voting securities of the Company, any phantom stock, options or other rights to acquire from the Company any capital stock, voting securities convertible into or exchangeable for capital stock or voting securities of the Company (except pursuant to warrants, options and other rights outstanding on the date hereof in accordance with the terms of such agreements as of the date hereof); or

                  (h) entered into any agreement or made any commitment to take any of the types of action described in subparagraphs (a)-(g) above.

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         3.10 Properties. Except as disclosed in the Company SEC Reports or the
Financial Statements, the Company or a subsidiary of the Company owns all of the tangible assets, real and personal, reflected in the Financial Statements as being owned by the Company or a subsidiary (except such property as has been disposed of in the ordinary course of business) free and clear of any Liens (as defined in Section 3.4 hereof) except for Liens that do not individually exceed One Hundred Thousand Dollars ($100,000), and the Company or a subsidiary of the Company has good and marketable title to, or in the case of leased property has valid leasehold interests in, all such properties and assets. Each of the Company and its subsidiaries owns, has valid leasehold interests in or valid contractual rights to use, all of the material tangible assets used by, or necessary for the conduct of, its business.

         3.11 Litigation. Except as set forth in Schedule 3.11 of the Disclosure Schedule, the Financial Statements or the Company SEC Reports (and except as provided in Section 3.17, which shall govern environmental matters exclusively),
(i) there is no claim, action, suit, investigation, inquiry, review or proceeding ("Claim") pending, or, to the best knowledge of the Company, threatened against the Company, any of its subsidiaries or any of their properties or assets involving a Claim in excess of One Hundred Thousand Dollars ($100,000) not covered by insurance and (ii) the Company does not know of any unasserted Claims involving a Claim in excess of One Hundred Thousand Dollars ($100,000). Except as set forth in Schedule 3.11 of the Disclosure Schedule, the Company does not know of any pending or current judgment, order, writ, injunction or decree of any governmental, administrative or judicial authority in which the Company or any of its subsidiaries is a named party involving in excess of One Hundred Thousand Dollars ($100,000).

         3.12 Taxes. Each of the Company and its subsidiaries (i) has timely filed all tax returns, reports and declarations (for purposes of this Section 3.12, "returns") required to be filed by such Company or subsidiary under applicable federal, state, local or foreign tax laws, for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed, except where the failure to file such returns or requests would not be reasonably likely to have a Company Material Adverse Effect, and any such request shall have been granted and not expired and, except as disclosed in
Section 3.12 of the Disclosure Schedule, all such returns are complete and accurate in all material respects and

(ii) has paid all taxes and governmental charges (including, without limitation, any interest and penalties (hereinafter, collectively "taxes") shown to be due and payable on such returns other than such taxes as are being contested in good faith, except where the failure to so pay such taxes would not have a Company Material Adverse Effect. Except as set forth in Schedule 3.12 of the Disclosure Schedule, (i) neither the Company nor any of its subsidiaries have been notified that any returns are currently under audit by the Internal Revenue Service or any foreign, state or local tax agency, (ii) neither the Company nor any of its subsidiaries have made any agreements for the extension or waiver of the statute of limitations for the assessment or payment of any federal, foreign, state or local taxes, (iii) no deficiency, assessment or other formal claim for any material taxes has been asserted or made against the Company or its subsidiaries that has not been fully paid or finally settled, except where such claim would not have a Company Material Adverse Effect and (iv) no action or proceeding for the assessment or collection of any taxes are pending against the Company or its subsidiaries. All taxes and other assessments which the Company or its subsidiaries is or has been required by law to withhold or to collect have been duly withheld or collected, and have been timely paid over to the proper governmental authority or are properly held by the Company or its subsidiaries for such payment, except where failure to so withhold or to collect would not have a Company Material Adverse Effect. Except as set forth in Schedule 3.12 of the Disclosure Schedule, the Company does not have knowledge of any fact or issue of law that is likely to result in a payment by the Company of federal income taxes, penalties and interest in excess of Two Hundred Fifty Thousand Dollars ($250,000) for the tax year ended December 31, 1985.

         3.13     ERISA.

                  (a) Schedule 3.13 of the Disclosure Schedule sets forth (i) the name of each Plan (as defined in paragraph (l) of this Section 3.13) and indicates any Plan that is a "multiemployer plan," as defined in ERISA Section 4001, (ii) the name of any other employee benefit plan as defined in Section 3(3) of ERISA with respect to which the Company or any Group Member (as defined in such paragraph (l)) is a "Party in Interest," as defined in Section 3(14) of ERISA, and (iii) the name of any other Employee Benefit Arrangement (as defined in such paragraph
         (l)).

                  (b) Each of the Company, each Group Member, and each Plan is in compliance in all material respects with the provisions of ERISA and the Code insofar as ERISA and the Code are applicable to such Plans. Each Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the IRS and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

                  (c) Except as disclosed in Schedule 3.13, there has not occurred with respect to any Plan any "Prohibited Transaction," as defined in either Section 406 of ERISA or Section 4975 of the Code, which has had, or may reasonably be expected to have, a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets, liabilities, or prospects of the Company or of any Group Member.

                  (d) Except as disclosed in Schedule 3.13, there has not occurred with respect to any Plan any "Reportable Event," as defined in
         Section 4043 of ERISA, for which the thirty-day notice requirements has not been waived under applicable PBGC requirements and which has had, or may reasonably be expected to have, a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets, liabilities, or prospects of the Company or of any Group Member. No Plan has applied for or obtained a waiver from the IRS of any minimum funding requirement under Section 412 of the Code.

                  (e) (i) No Plan has been terminated, and no withdrawal from any "multiemployer plan," as defined in Section 4001 of ERISA, has occurred since the inception of any Plan under circumstances that have given rise to, or would give rise to, any actual or potential liability to the PBGC or any other person (excluding liabilities to participants for benefits payable in the normal course of events pursuant to any such termination or withdrawal); (ii) no event or condition exists which presents a meaningful risk of termination of any Plan by the PBGC; and (iii) there is no actual or potential liability to the PBGC or any other person (other than any liability for unpaid benefits) reasonably expected by the Company or any Group Member to be incurred with respect to any Plan, including, but not limited to, any liability for premium payments, for any accumulated funding deficiency as defined in Section 302 of ERISA or for any minimum funding contribution under Section 302 of ERISA.

                  (f) As of March 31, 1996 the then current value of the assets of any Plan which is a defined benefit pension plan maintained by the Company was at least equal to the then current value (as defined in Section 4062(b)(1)(A) of ERISA) of all accrued benefits (as defined in
         Section 3 of ERISA) under such Plan. As of the date of this Agreement, there has been no material change in either the value of such assets or the value of such benefits (except for increases in such benefits attributable to new Plan participants and regular salary increases).

                  (g) Except as disclosed in Schedule 3.13, no Lien imposed under Section 412(n) of the Code exists in favor of any Plan upon any property belonging to a Group Member.

                  (h) The Company has previously delivered or made available to Trinity true and correct copies of each Plan and each Employee Benefit Arrangement, together with, if applicable, true and correct copies of the annual reports and actuarial reports for the preceding two plan years filed with respect to each such Plan and Employee Benefit Arrangement, summary plan descriptions and other communications to employees relating to each such Plan and Employee Benefit Arrangement, any related trust or third-party funding vehicle documents and related financial statements, and all letters from the IRS, if any, confirming the tax-exempt status or qualification under Section 401(a) of the Code of any Plan. There are no Plans or Employee Benefit Arrangements other than those listed in the Disclosure Schedule.

                  (i) Neither (a) the Company, or any director, officer, employee, or agent of the Company or its subsidiaries, has, with respect to any Plan, nor (b) any Plan or trust created thereunder or trustee or administrator thereof has, engaged in any conduct that would result in any penalties under Section 502(i) of ERISA or any liability under Section 409 of ERISA for breach of fiduciary duty which has had, or is reasonably likely to have, a Company Material Adverse Effect. Except as disclosed in Schedule 3.13, no material civil or criminal action or Claim (other than uncontested Claims for benefits) is pending or, to the Company's knowledge, threatened with respect to any Plan.

                  (j) Each Plan or Employee Benefit Arrangement maintained by the Company specifically provides that it may be terminated at any time by its sponsoring employer (subject, in the case of any Plan which is subject to Title IV of ERISA, to the provisions of Section 4041 of ERISA), and there are no circumstances or conditions that exist prior to the Merger that would prevent the applicability of those provisions. Each Plan or Employee Benefit Arrangement can be terminated or amended unilaterally by the Company on not more than 90 days' notice, and none of the Company, any Group Member, or any director, officer, or employee of any of the foregoing has taken any action that would commit the Company to continue any Plan or Employee Benefit Arrangement or any benefit thereunder for any present or former employee of the Company or that would prevent the Company from changing or terminating any such benefit or Plan.

                  (k) The Company does not now have in effect, and has not previously had in effect, any welfare benefit plan, commitment, understanding, or arrangement providing for medical or death benefits (whether insured or uninsured) with respect to current or former employees beyond their date of retirement or other termination of service (other than coverage mandated by Section 4980B of the Code and Section 601 of ERISA, the cost of which is fully paid by the former employee or his or her dependents).

                  (l) For purposes of this Section 3.13, the following terms used herein shall have the meanings set forth below:

                           (i) "Code" means the Internal Revenue Code of 1986,
                  as amended, and regulations promulgated thereunder.

                           (ii) "Employee Benefit Arrangement" means any plan,
                  agreement, or arrangement which is not an employee benefit plan within the meaning of Section 3(3) of ERISA but which provides benefits to one or more of the officers or other employees of the Company, such as a bonus, incentive, stock purchase, or stock appreciation rights plan, or any employment or consulting agreement.

                           (iii) "ERISA" means the Employee Retirement Income
                  Security Act of 1974, as amended.

                           (iv) "Group Member" means any member of any
                  "affiliated service group," as defined in Section 414(m) of the Code, that includes any of the Company, any member of any "controlled group of corporations," as defined by Section 1563 of the Code, that includes the Company, or any member of any group of "trades or businesses under common control," as defined in Section 414(c) of the Code, that includes the Company.

                           (v)      "IRS" means the Internal Revenue Service.

                           (vi) "PBGC" means the Pension Benefit Guaranty Corporation.

                           (vii) "Plan" means at any time any employee benefit
                  plan as defined in Section 3(3) of ERISA (i) which is either
                  (1) maintained by the Company or any Group Member or (2) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and (ii) to which any of the Company or any Group Member is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         3.14 Permits; Compliance With Laws. Except as provided in Section 3.17, which shall govern environmental matters exclusively, the Company and each subsidiary has obtained all permits, licenses, operating certificates, orders or approvals of any federal, state, local or foreign governmental or regulatory agency which are material to the conduct of the business of the Company and its subsidiaries as presently conducted (hereinafter collectively, "Permits"), all of which permits are in full force and effect. No material violations have been recorded in respect of the Permits, nor has any threat of revocation been received with respect thereto. Except as provided in Section 3.17, which shall govern environmental matters exclusively, the business of the Company and each of its subsidiaries has been and is being conducted in compliance in all material respects with all applicable statutes, codes, ordinances, orders, rules and regulations relating to its properties, assets and business and the operation and conduct thereof (including, without limitation, all laws and regulations relating to compensation, employment and occupational safety) except where such noncompliance would not have a Company Material Adverse Effect and no assertion of a material violation of any such statute, code, ordinance, order, rule or regulation which is reasonably likely to involve a payment, in any one case, by the Company or any of its subsidiaries in excess of One Hundred Thousand Dollars ($100,000) has been received or, to the best knowledge of the Company, is threatened, and no reasonable basis for any such assertion exists to the best knowledge of the Company. To the best knowledge of the Company, the consummation of this Agreement will not require the transfer, modification or amendment of any such Permits.

         3.15 Finders' Fees. Except for Schroder Wertheim & Co. Incorporated, the arrangements with which have been disclosed in writing to Trinity prior to the date hereof, there is no investment banker, broker, finder or other similar intermediary which has been retained by or is authorized to act on behalf of, the Company who might be entitled to any fee or commission from the Company upon consummation of the transactions contemplated by this Agreement.

         3.16 Patents, Trademarks, Etc. Schedule 3.16 of the Disclosure Schedule sets forth a complete and accurate list of all trademarks, patents, copyrights, service marks, applications therefor, logos, trade names and software owned or utilized by the Company or any of its subsidiaries and material to the business of the Company and its subsidiaries taken as a whole (the "Technology", which such term includes, without limitation, all rights of any of the Company and its subsidiaries in and to any intellectual property relating in any way to the use, manufacture or marketing of goods or services embodying the Uni-Temp heating technology). Except as set forth in Schedule 3.16 of the Disclosure Schedule, the Company or a subsidiary owns, or has valid, binding and enforceable rights to use, all of the Technology in each case free and clear of any material Lien and subject to no known interference and without any known conflict with the rights of others which materially and adversely affects the operations of the Company and its subsidiaries as presently conducted. Except as set forth in
Schedule 3.16 of the Disclosure Schedule, the Technology owned by or licensed to the Company or a subsidiary, and any licenses or other agreements relating thereto, is sufficient to carry on the operation of the business of the Company and its subsidiaries substantially in the manner presently conducted. The Company and each of its subsidiaries has not infringed, misappropriated, misused or been charged with, or, to the best knowledge of the Company and each of its subsidiaries, been threatened or charged with, and the Company and each of its subsidiaries has not received any notice with respect to, any material infringement, misappropriation or misuse of any Technology owned or claimed by another. Except as disclosed in Schedule 3.16 of the Disclosure Schedule, the Company and each of its subsidiaries have not granted any outstanding licenses or other rights to such Technology, or obligated itself to grant licenses or such other rights, and the parties to any such license or other arrangements described in Schedule 3.16 are no more than Three Hundred Thousand Dollars ($300,000) in arrears on all payments thereunder.

         3.17 Environmental Matters. Except as set forth in Schedule 3.17 of the Disclosure Schedule, to the knowledge of the Company:

                  (a) the Company and each of its subsidiaries is in compliance with all federal, state, and local laws governing pollution or the protection of human health or the environment ("Environmental Laws"), except in each case where noncompliance with Environmental Laws would not reasonably be expected to have a Company Material Adverse Effect;

                  (b) none of the Company's or its subsidiaries' properties or facilities that are used for the business of the Company or any of the subsidiaries is a treatment, storage or disposal ("TSD") facility, as defined in and regulated under the Resource Conservation and Recovery Act, 42 U.S.C. SectionSection 6901 et seq.;

                  (c) neither the Company nor any of the subsidiaries has received any written notice, pursuant to which it is reasonably likely that the Company or any subsidiary would have to pay an amount in excess of One Hundred Thousand Dollars ($100,000), that remains pending or outstanding with respect to the business of, or any property now or formerly owned or leased by, the Company or any subsidiary from any governmental entity or third party alleging that the Company or any subsidiary is not in material compliance with any Environmental Law;

                  (d) there has been no release of a Hazardous Substance, as that term is defined in the Comprehensive Environmental

         Response, Compensation, and Liability Act, 42 U.S.C. Sections
         9601 et seq., or petroleum products (except with respect to any such release which would not reasonably be expected to have a Company Material Adverse Effect), in excess of a reportable quantity on any real property now or formerly owned or leased by the Company or any subsidiary during such time, with respect to the Company's or any subsidiary's formerly owned or leased properties, used for the business of the Company or any subsidiary, and neither the Company nor any subsidiary has received any notice of actual or potential liability for any such release, which would reasonably be expected to have a Company Material Adverse Effect, pursuant to applicable Environmental Laws for Hazardous Substances sent to off-site locations from any real property now or formerly owned or leased by the Company or any subsidiary during such time as such property was used for the business of the Company or any subsidiary;

                  (e) there is no response or remediation or other similar corrective action, or related investigation, by the Company or any subsidiary pursuant to any Environmental Law or under the direction of any governmental authority currently being performed or that has been performed at any real property now or formerly owned or leased by the Company or any subsidiary for the business of the Company during the last three (3) years in connection with Hazardous Substances that would reasonably be expected to have a Company Material Adverse Effect; and

                  (f) there are no underground storage tanks at any real property owned or leased by the Company or any subsidiary that is used for the business of the Company or any subsidiary.

         3.18 Contracts. Schedule 3.18 of the Disclosure Schedule sets forth all of the following contracts, arrangements and other agreements (for purposes of this Section 3.18 "contracts") on the date hereof to which the Company or any of its subsidiaries is a party or by which the Company, any of its subsidiaries or their assets or properties are bound or subject:

                  (a) contracts not otherwise set forth in the Disclosure Schedule for which the aggregate amount or value of services to be performed for or by, or funds or other property transferred or to be transferred to or by, a party to such contract exceeds One Hundred Thousand Dollars ($100,000);

                  (b) contracts involving either (i) an indemnification by the Company or any of its subsidiaries that could result in payments in excess of One Hundred Thousand Dollars ($100,000) or (ii) a guarantee of the performance of a third party by the Company or any of its subsidiaries that could result in payments in excess of One Hundred Thousand Dollars ($100,000); and

                  (c) contracts involving ownership of an interest in a general partnership, joint venture, limited liability partnership, limited partnership, limited liability corporation, business trust or other non-corporate entity.

There have been delivered or made available to Trinity true and complete copies of all such contracts set forth in Schedule 3.18 of the Disclosure Schedule. All of such contracts are in full force and effect and the Company and each of its subsidiaries is not in material default under any of them, nor is, to the best knowledge of the Company, any other party to any such contract in material default thereunder, nor does, to the best knowledge of the Company, any condition exist that with notice or lapse of time or both would constitute a material default thereunder by the Company or any of its subsidiaries. Except as disclosed in Schedule 3.18 of the Disclosure Schedule, no approval or consent of any person is needed in order that any material contracts to which the Company is a party or by or to which the Company, any of its subsidiaries or their assets or properties are bound or subject shall continue in full force and effect following the consummation of the Merger.

         3.19 Liabilities. To the best knowledge of the Company (and except as provided in Section 3.17, which shall govern environmental matters exclusively), the Company and each of its subsidiaries does not have and is not subject to any direct or indirect indebtedness, liability, Claim, loss, damage, deficiency, obligation or responsibility, accrued, absolute, contingent or otherwise, whether or not of a kind required by generally accepted accounting principles to be set forth in a financial statement (for purposes of this Section 3.19, "Liabilities") , which arose, existed or was incurred on or prior to the Closing Date, other than (i) Liabilities fully and adequately reflected, disclosed or reserved against in the Financial Statements or the Unaudited

Interim Financial Statements (as defined in Section 5.1(m) hereof), (ii) Liabilities disclosed in the Disclosure Schedule, (iii) Liabilities disclosed in the Company SEC Reports and (iv) Liabilities that individually or in the aggregate are not reasonably likely to result in a Company Material Adverse Effect. To the best of the knowledge of the Company, there is no intercorporate indebtedness existing between Trinity and the Company or between Subsidiary and the Company that was issued or acquired at a discount or that will be settled at a discount.

         3.20 Insurance. The Company and each of its subsidiaries carries insurance with respect to its properties, assets and business as is appropriate in the Company's reasonable business judgment considering the character and nature of the business of the Company or such subsidiary or as may be required pursuant to any material franchise, license, agreement or permit to which the Company or such subsidiary is a party. Schedule 3.20 of the Disclosure Schedule lists each such policy in full force and effect on the date hereof and with respect to which the Company and each of its subsidiaries has not received notice of cancellation by policy number, policy issuer, type of coverage, policy limits and deductible amounts, if any. To the best knowledge of Steven L. Pease and Gregory S. Saunders, no insurance policy providing coverage in excess of One Hundred Thousand Dollars ($100,000) has been cancelled by the insurer during the three (3) year period ending on the date of this Agreement.

         3.21 Employee Relations. Except as set forth in Schedule 3.21 of the Disclosure Schedule, no employee of the Company or any of its subsidiaries is represented by any union or other collective bargaining unit; no petition for an election as to representation of any group of employees by a union or other collective bargaining unit has been filed and remains pending with respect to the Company or any subsidiary thereof; and there is no collective bargaining agreement between the Company or any of its subsidiaries and any of their employees or any representatives of any of their employees. In addition, except as disclosed in Schedule 3.21 of the Disclosure Schedule, there are currently no disputes, grievances, charges, complaints or proceedings involving the employees of the Company, any of its subsidiaries or its collective bargaining representatives (excluding matters encountered in the day-to-day administration of any collective bargaining agreement) that are reasonably likely to have a Company Material Adverse Effect and at no time during the past five (5) years has the Company or any of its subsidiaries suffered any strikes (including wildcat strikes), lockouts or general work stoppages which have caused a cessation of operations nor has the Company or any of its subsidiaries, during such five (5) year period, been the subject of any orders to show cause or notices barring any of its employment practices.

         3.22 Unfilled Purchase Orders. As of the date hereof, no unfilled purchase orders of the Company and each of its subsidiaries (i) are with persons, corporations or other entities that are affiliates of the Company, a subsidiary of the Company or with any organization or entity in which any Stockholder owns an interest in the profits or capital of five percent (5%) or more and (ii) are entered into outside the ordinary course of the business of the Company and its subsidiaries as currently conducted.

         3.23 Unfilled Sales Orders. Except as set forth in Schedule 3.23 of the Disclosure Schedule, as of the date hereof, no unfilled sales orders of the Company and its subsidiaries are (i) with persons, corporations or other entities that are affiliates of the Company or any of its subsidiaries, or with any organization or entity of which any Stockholder owns an interest in the profits or capital of five percent (5%) or more and (ii) to the best knowledge of the Company reasonably likely to create, in any one case, a loss (calculated as aggregate direct costs associated with the performance of the unfilled sales order in excess of aggregate revenues associated with such unfilled sales order as determined from the books and records of the Company consistent with past practice) in excess of One Hundred Thousand Dollars ($100,000).

         3.24 Registration Statement; Proxy Statement. None of the information supplied by the Company for inclusion in (i) the S-4 Registration Statement (as defined in Section 5.3(a) hereof) or (ii) the proxy statement to be distributed in connection with the meeting of the Stockholders to vote upon this Agreement and the Merger (the "Proxy Statement") will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of such meeting of the Stockholders, or, in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.25 Accuracy and Completeness of Representations and Warranties; Incorporation by Reference. No representation or warranty made by the Company in this Agreement, in any exhibit referenced herein or in any schedule referenced herein, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading. There is no fact known to the Company which could reasonably be expected to have a Company Material Adverse Effect which has not been set forth in the Company SEC Reports, in this Agreement, in the Disclosure Schedule or in any exhibit referenced herein. For purposes of this Agreement, the Disclosure Schedule shall include and be deemed to incorporate any amendment or supplement thereto as provided for in Section 5.1(f) hereof. Each schedule referenced herein and contained in the Disclosure
Schedule is incorporated herein by reference to the same extent and as fully as copied herein in full.

4.       REPRESENTATIONS AND WARRANTIES OF TRINITY AND SUBSIDIARY

         Trinity and Subsidiary, jointly and severally, represent and warrant to the Company that:

         4.1      Corporate Status.

                  (a) Each of Trinity and Subsidiary is a corporation organized, validly existing and in good standing under the laws of the State of Delaware, and each has all corporate powers required to carry on its business as now conducted and to execute and deliver this Agreement. Each of Trinity and Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Trinity and Subsidiary, taken as a whole ("Trinity Material Adverse Effect"). Trinity has heretofore delivered to the Company true and complete copies of the Certificate of Incorporation and Bylaws, as currently in effect, of each of Trinity and Subsidiary.

                  (b) Each subsidiary of Trinity, other than Subsidiary (collectively, the "Trinity Subsidiaries"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority and all necessary government approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power and authority or necessary governmental approvals would not individually or in the aggregate have a Trinity Material Adverse Effect. Each Trinity subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a Trinity Material Adverse Effect.

         4.2 Corporate Authorization. Each of Trinity and Subsidiary has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Trinity and Subsidiary and by Trinity as the sole stockholder of Subsidiary, and no other corporate proceedings on the part of Trinity and Subsidiary or their respective stockholders are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated herein.

         4.3      Governmental Authorization; Consents.

                  (a) The execution, delivery and performance by Trinity and Subsidiary of this Agreement and the consummation by Trinity and Subsidiary of the Merger require no action by or in respect of, or filing with, any governmental body, agency, official or authority, except for filings with or approvals by (i) the Commission, (ii) the NYSE and the AMEX, (iii) the FTC, (iv) the DOJ, (v) appropriate state officials in jurisdictions where blue sky or similar securities law clearance is required, and (vi) the Secretary of State of the State of Delaware, and except where the lack of such action or filing would not individually or in the aggregate have a Trinity Material Adverse Effect.

                  (b) No consent, approval, waiver or other action by any person not a party to this Agreement under any contract, agreement, indenture, lease, instrument or other document to which Trinity or Subsidiary is a party or by which they are bound is required or necessary for the execution, delivery and performance of this Agreement by Trinity or Subsidiary or the consummation by Trinity or Subsidiary of the transactions contemplated hereby, except where the failure to obtain such consent, approval, waiver or other action would not individually or in the aggregate have a Trinity Material Adverse Effect.

         4.4 Non-contravention. The execution, delivery and performance by Trinity and Subsidiary of this Agreement and the consummation by Trinity and Subsidiary of the transactions contemplated hereby do not and will not (i) materially contravene or constitute a material default under the Certificate of Incorporation or Bylaws of Trinity or Subsidiary, (ii) contravene or constitute a default under or give rise to a right of termination, cancellation or acceleration of any right or obligation of Trinity or any subsidiary or to a loss of any benefit to which Trinity or any subsidiary is entitled, or (iii) result in the creation or imposition of any Lien on any asset of Trinity or any subsidiary, except in the case of clauses (ii) and (iii) for contraventions, defaults, terminations, cancellations, accelerations, creations or impositions which would not individually or in the aggregate have a Trinity Material Adverse Effect.

         4.5 Binding Effect. Assuming the due execution and delivery of this Agreement by the Company but subject to its approval by the Stockholders as contemplated by Section 5.3(b) hereof and the filings with or approvals by the governmental bodies, agencies, officials or authorities described in Section 4.3 hereof, this Agreement constitutes a legal, valid and binding agreement of each of Trinity and Subsidiary enforceable against Trinity and Subsidiary in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies.

         4.6 Reports and Financial Statements. Trinity has previously furnished the Company with true and complete copies of Trinity's (i) Annual Reports on Form 10-K for each of its three (3) fiscal years ending March 31, 1993, 1994 and 1995, respectively, as filed with the Commission, (ii) Trinity's Quarterly Reports on Form 10-Q for each of the first three (3) quarters ending December 31, 1995, as filed with the Commission, (iii) Trinity's most current reports on Form 8-K, as filed with the Commission, and (iv) any other relevant public information reasonably requested by the Company prior to the date hereof. Trinity agrees to continue to provide the Company with any such public information filed with the Commission or reasonably requested by the Company subsequent to the date hereof and prior to the Closing Date. As of their respective dates, such reports and statements (i) complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Trinity included in such reports and separately furnished to the Company by Trinity were prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated therein or in the notes thereto), and fairly present in all material respects the financial condition of Trinity as of their respective dates and the results of its operations for the periods covered thereby.

         4.7 Finders' Fees. There is no investment banker, broker, finder or other similar intermediary which has been retained by, or is authorized to act on behalf of, Trinity or Subsidiary who might be entitled to any fee or commission from Trinity, Subsidiary or the Company upon consummation of the transactions contemplated by this Agreement.

         4.8 Registration Statement; Proxy Statement. On the date that the S-4 Registration Statement is declared effective by the Commission, and on the date any post-effective amendment to the S-4 Registration Statement shall become effective, the S-4 Registration Statement and any amendment thereto will comply, in all material respects, with any applicable provisions of the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder, except with regard to statements of fact, and omissions thereof, made by the Company and the financial information of the Company. None of the information supplied by Trinity or Subsidiary for inclusion in (i) the S-4 Registration Statement or (ii) the Proxy Statement will, in the case of the Proxy Statement or any amendments thereof or supplements thereto, at the time of the meeting of the Stockholders to be held in connection with this Agreement and the Merger, or, in the case of the S-4 Registration Statement, at the time it becomes effective and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         4.9      Capitalization.

                  (a) The authorized capital stock of Trinity consists of (i) one hundred million (100,000,000) common shares, $1.00 par value, of which forty-one million six hundred twelve thousand sixty-two (41,612,062) shares of Trinity Stock were issued and outstanding on June 1, 1996 and (ii) one million five hundred thousand (1,500,000) preferred shares, no par value, of which none are issued and outstanding on the date hereof. All of the issued and outstanding shares of capital stock of Trinity are validly issued, fully paid and nonassessable and free of preemptive rights. At the Effective Time, Trinity will have a sufficient number of authorized but unissued and/or treasury shares of Trinity Stock available for issuance to the Stockholders in accordance with this Agreement. The shares of Trinity Stock to be issued pursuant to this Agreement will, when so delivered, be (i) duly and validly issued, fully paid and nonassessable, (ii) issued pursuant to an effective registration statement under the Securities Act and (iii) authorized for listing on the NYSE upon official notice of issuance. Except for Trinity's stock option and employee stock purchase plans (the "Trinity Stock Option Plans") and the rights attributable to Trinity's Stockholder's Rights Plan (as described in the annual financial statements of Trinity), as of the date hereof, there are no plans, agreements or other arrangements pursuant to which any options, warrants or other rights to acquire shares of capital stock from Trinity are outstanding that would materially affect the capitalization of Trinity or the ability of Trinity to consummate the transactions contemplated by this Agreement. Except for the Trinity Stock Option Plans, the shares of Trinity described above and other shares, securities, options or rights that would not materially affect the capitalization of Trinity, there are outstanding
         (i) no shares of capital stock or other voting securities of Trinity,
         (ii) no securities of Trinity convertible into or exchangeable for shares of capital stock or voting securities of Trinity, and (iii) no phantom stock, options or other rights to acquire from Trinity, and no obligation of Trinity to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Trinity.

                  (b) The authorized capital stock of Subsidiary consists of ten thousand (10,000) shares of common stock, $1.00 par value ("Subsidiary Common Stock"). As of the date hereof, one thousand (1,000) shares of Subsidiary Common Stock are validly issued and outstanding, fully paid and nonassessable, free and clear of all Liens. Trinity owns, beneficially and of record, all the issued and outstanding shares of Subsidiary Common Stock. Trinity has taken all actions as may be required in its capacity as the sole stockholder of Subsidiary to approve the Merger.

         4.10 Absence of Certain Changes. Except as disclosed in Trinity's filings with the Commission prior to the date of this Agreement or as contemplated by this Agreement, since March 31, 1996, there has not been any Trinity Material Adverse Effect (other than as a result of changes in conditions, including economic or political developments, applicable to the industries in which Trinity operates) and Trinity has in all material respects conducted its business in the ordinary course except as disclosed in a June 7, 1996 press release of Trinity.

         4.11 Litigation. Except as disclosed in Trinity's filings with the Commission, there is no suit, action, proceeding or investigation (whether at law or equity, before or by any federal, state or foreign court, tribunal, commission, board, agency or instrumentality, or before any arbitrator) pending or, to the best knowledge of Trinity, threatened against Trinity which is required to be disclosed in accordance with the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Trinity which is required to be disclosed in accordance with the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder.

         4.12 No Default. Trinity is not in violation or breach of, or default under (and no event has occurred which with notice or the lapse of time or both would constitute a violation or breach of, or default under) any term, condition or provision of (a) its Certificate of Incorporation, as the case may be, or Bylaws, which such violation, breach or default creates a Trinity Material Adverse Effect, (b) any note, bond, mortgage, deed of trust, security interest, indenture, license, agreement, plan, contract, lease, commitment or other instrument or obligation to which Trinity is a party or by which it or any of its properties or assets may be bound or affected, (c) any order, writ, injunction, decree, statute, rule or regulation applicable to Trinity or any of its properties or assets, or (d) any permit, license, governmental authorization, consent or approval necessary for Trinity to conduct its businesses as currently conducted, except in the case of clauses (b), (c) and
(d) above for violations, breaches or defaults which would not individually or in the aggregate have a Trinity Material Adverse Effect.

         4.13 Taxes. Trinity (i) has timely filed all federal, state, local and foreign tax returns, reports and declarations required to be filed by it for tax years ended prior to the date of this Agreement or requests for extensions have been timely filed, except where the failure to file such returns or requests would not be reasonably likely to have a Trinity Material Adverse Effect, and any such request shall have been granted and not expired and all such returns are complete in all material respects, (ii) has paid all taxes shown to be due and payable on such returns other than such taxes as are being contested by Trinity in good faith, except where the failure to so pay such taxes would not have a Trinity Material Adverse Effect, (iii) has properly accrued in all material respects all taxes for such periods subsequent to the periods covered by such returns and (iv) has not received notice, oral or written, that a deficiency, assessment or other formal claim for any taxes has been asserted or made against Trinity that has not been fully paid or finally settled except for claims which would not reasonably be expected to have a Trinity Material Adverse Effect.

         4.14 Accuracy and Completeness of Representations and Warranties. No representation or warranty made by Trinity or

Subsidiary in this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances in which they are made, not misleading. There is no fact known to Trinity which is likely to have a Trinity Material Adverse Effect which has not been set forth in Trinity's filings with the Commission or in this Agreement or in any exhibit referenced herein.

         4.15 Ownership. Trinity does not own, nor has it owned during the past five years, any of the stock of the Company.

         4.16 Investigation by Trinity. Trinity has conducted its own independent review and analysis of the businesses, assets, condition, operations and prospects of the Company and acknowledges that Trinity has been provided access to the properties, premises and records of the Company for this purpose. In entering into this Agreement, Trinity has relied solely upon its own investigation and analysis, and the specific representations, warranties and covenants and conditions contained herein, and Trinity acknowledges that none of the Company's directors, officers, employees, affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to Trinity or its agents or representatives prior to the execution of this Agreement.

5.       COVENANTS OF THE COMPANY, TRINITY AND SUBSIDIARY

         5.1 Covenants of the Company. From the date hereof and continuing until the Closing, the Company agrees, except as otherwise set forth in this Agreement or to the extent that Trinity shall otherwise consent in writing, that:

                  (a) the Company and each of its subsidiaries will carry on its businesses in the ordinary and customary course, consistent with past practice, will make reasonable efforts to preserve and protect its business, properties and assets and will make reasonable efforts to preserve intact its present business organization, keep available the services of its present employees and preserve its relationships with customers, suppliers and others having business dealings with it in order to preserve its goodwill and business;

                  (b) the Company and each of its subsidiaries will make reasonable efforts to comply promptly with all requirements that federal or state law may impose on it with respect to the Merger and promptly cooperate with and furnish information to Trinity in connection with any such requirements imposed upon Trinity or on Subsidiary in connection with the Merger;

                  (c) the Company and each of its subsidiaries will make reasonable efforts to obtain (and cooperate with Trinity in preparing, filing and obtaining), at the earliest practicable date and prior to the Closing Date, any consent, authorization or approval of, or any exemption by, any governmental authority or agency, or other third party, required to be obtained or made by the Company or a subsidiary (or by Trinity) in connection with the Merger or the taking of any action necessary to the transactions contemplated hereby or thereby;

                  (d) subject to the terms of Section 5.3(g) hereof, the Company will afford to Trinity and to Trinity's accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Closing Date or the earlier termination of this Agreement, to all of the business, operations, facilities, personnel, properties, books, contracts, commitments and records of the Company and each subsidiary and, during such period, the Company shall furnish as promptly as practicable to Trinity all other information concerning the business, properties and personnel of the Company and each subsidiary as Trinity may reasonably request, provided that no investigation pursuant to this Section 5.1(d) shall affect any representations or warranties made herein by the Company or the conditions to the obligations of the Company to consummate the Merger;

                  (e) the Company will (i) promptly advise Trinity orally and in writing of any change in the business, results of operations, financial condition, assets, liabilities or prospects of the Company or a subsidiary that is or is reasonably likely to cause a Company Material Adverse Effect and (ii) promptly advise Trinity if, at any time before the S- 4 Registration Statement becomes effective, the S-4 Registration Statement, as it relates to the Company or a subsidiary, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and, in such event, the Company will promptly provide Trinity with the information needed to correct such misstatement or omission;

                  (f) the Company, acting reasonably and in good faith, will supplement or amend the Disclosure Schedule hereto to reflect changes in facts occurring after the date hereof which, if existing on the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule;

                  (g) promptly after its filing with the Commission, the Company shall furnish Trinity with a true and complete copy of the Company's Annual Report on Form 10-K for its fiscal year ending March 31, 1996, as filed with the Commission, along with a copy of the most recent audited financial statements referenced therein;

                  (h) subject to the confidentiality provisions of this Agreement, (i) the Company shall make available to Trinity access to all records and information in the Company's possession concerning Hazardous Substances currently used, stored, generated, treated, or disposed of by the Company or any subsidiary, all environmental or safety studies conducted by or on behalf of the Company and all reports, correspondence, or filings to governmental environmental agencies with jurisdiction over the Company or any subsidiary concerning the compliance of the Company's or any subsidiary's properties that are used for the business of the Company or any subsidiary or the operation of such properties, to the extent such properties are currently owned or operated by the Company or any subsidiary, with applicable Environmental Laws, and (ii) Trinity may undertake at its sole cost and expense any environmental investigations of the properties or businesses of the Company or any subsidiary, provided however, that Trinity shall confer with the Company regarding the nature, scope and scheduling of any such investigations, shall comply with any and all conditions as the Company may reasonably impose thereon, and shall not contact any governmental authorities or agencies, or conduct any subsurface, sampling or other intrusive or invasive testing or investigation, without the prior written consent of the

         Company, which consent shall not be unreasonably withheld for any such matter requested by Trinity that could reasonably result in a Company Material Adverse Effect. Trinity shall promptly provide the Company with copies of any report (draft or final), study, test data or other documentation, other than working notes, prepared in connection with Trinity's investigation and, in the event that this Agreement terminates prior to the Closing, Trinity shall promptly deliver to the Company all originals and copies of any and all documents, other than working notes, prepared, generated or received in connection with or pursuant to the investigation, and all associated materials, including but not limited to reports (draft or final), data, analyses and findings concerning the investigation, compliance or condition of or relating to the properties or business of the Company or any subsidiary, and Trinity shall destroy any working notes not provided pursuant to this provision. Trinity shall keep, and shall cause its agents, representatives and any consultants to keep, confidential all information and materials provided or made available to, or generated by or on behalf of, Trinity pursuant to this provision;

                  (i) the Company agrees to take all steps or cooperate with Trinity, as appropriate, in taking all steps reasonably necessary to
         (a) transfer, amend, or modify at Closing all Permits required for the property of the Company or any subsidiary that are used for the business of the Company or any subsidiary under applicable Environmental Laws, and (b) make or facilitate the filing and, as appropriate, obtain approval of the submissions to any governmental authority regarding the environmental condition, investigation, remediation or cleanup of any of the Company's properties that are used for the business of the Company or any subsidiary required under any applicable state law in order to transfer such properties under this Agreement or consummate this Agreement;

                  (j) the Company shall use all reasonable efforts to cause Ernst & Young LLP, the Company's independent accountants, to deliver to Trinity a letter dated as of the date of the Proxy Statement and addressed to Trinity, in form and substance reasonably satisfactory to Trinity, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of the Company and any subsidiary of the Company contained in the S-4 Registration Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the Merger;

                  (k) the Company shall not, and shall not permit any subsidiary of the Company to:

                           (i) adopt or propose any change in its Certificate of
                  Incorporation or Bylaws, except a change that would not have any adverse effect on the transactions contemplated by this Agreement;

                           (ii) merge or consolidate with any other person or
                  acquire, except in the ordinary course of business, a material amount of assets of any other person;

                           (iii) issue any shares of capital stock or other
                  securities (except pursuant to warrants, options and other rights outstanding on the date hereof in accordance with the terms of such agreements as of the date hereof) or any options, warrants or other rights to acquire the same;

                           (iv) redeem, purchase or otherwise acquire, or
                  propose to redeem, purchase or acquire, any of its capital stock or other ownership interests;

                           (v) declare, set aside or pay any dividend or make
                  any other distribution or payment with respect to any shares of its capital stock or other ownership interests;

                           (vi) enter into any purchase order (a) with persons,
                  corporations or other entities that are affiliates of the Company, a subsidiary of the Company or with any organization or entity in which any Stockholder owns an interest in the profits or capital of five percent (5%) or more or (b) outside the ordinary course of the business of the Company and its subsidiaries as currently conducted;

                           (vii) enter into any sales order (a) with persons,
                  corporations or other entities that are affiliates of the Company, a subsidiary of the Company or with any organization or entity in which any Stockholder owns an interest in the profits or capital of five percent (5%) or more or (b) reasonably likely to create, in any one case, a loss (calculated as aggregate direct costs associated with the performance of the unfilled sales order in excess of aggregate revenues associated with such unfilled sales order as determined from the books and records of the Company consistent with past practice) in excess of One Hundred Thousand Dollars ($100,000);

                           (viii) except to the extent necessary to comply with
                  the requirements of applicable laws and regulations (a) take, or agree to commit to take, any action that would make any representation and warranty of the Company hereunder inaccurate, in any material respect, at, or as of any time prior to, the Effective Time, (b) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate, in any material respect, at any such time, provided however that the Company shall be permitted to take or omit to take such action which (without any uncertainty) can be cured, and in fact is cured, at or prior to the Effective Time, or (c) take, or agree to commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in Section 6 hereof not being satisfied;

                  (l) the Company shall (i) not, and it shall direct and use its reasonable efforts to cause its officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) to not, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal (as defined in Section 7.2 hereof) or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal, (ii) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 5.1(l) and (iii) notify Trinity immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 5.1(l) shall prohibit the Board of Directors of the Company from (a) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide proposal to acquire the Company pursuant to a merger, consolidation, share exchange, purchase of a substantial portion of assets, business combination or other similar transaction, if, and only to the extent that, (1) the Board of Directors of the Company determines in good faith that such action is required for the Board of Directors to comply with its fiduciary duties to stockholders imposed by law, (2) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, the Company provides written notice to Trinity to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, and (3) subject to any confidentiality agreement with such person or entity (which the Company determined in good faith was required to be executed in order for its Board of Directors to comply with fiduciary duties to stockholders imposed by law), the Company keeps Trinity informed of the status (not the terms) of any such discussions or negotiations; and (b) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; provided that nothing in this
         Section 5.1(l) shall (1) permit the Company to terminate this Agreement (except as specifically provided in Section 7 hereof), (2) permit the Company to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)), or (3) affect any other obligation of the Company under this Agreement; and

                  (m) the Company shall deliver to Trinity all subsequent unaudited interim quarterly and monthly financial statements of the Company from March 31, 1996 through and including the

         Closing Date (the "Unaudited Interim Financial Statement") (the quarterly Unaudited Interim Financial Statements shall be prepared from the books and records of the Company in accordance with generally accepted accounting principles consistently applied, except as may be indicated therein or in the notes thereto, and fairly present in all material respects the financial condition of the Company as of their respective dates and the results of its operation for the periods covered thereby, subject to normal year-end audit adjustments which are not expected to be material in amount or effect; and the monthly Unaudited Interim Financial Statements shall be prepared from the books and records of the Company consistent with past practices).

         5.2 Covenants of Trinity and Subsidiary. From the date hereof and continuing until the Closing Date, Trinity and Subsidiary each agree, except as otherwise set forth in this Agreement or to the extent that the Company shall otherwise consent in writing, that:

                  (a) Trinity and Subsidiary will use their respective reasonable efforts to comply promptly with all requirements which federal or state law may impose on them with respect to the Merger and will promptly cooperate with and furnish information to the Company in connection with any such requirements imposed upon the Company in connection with the Merger;

                  (b) Trinity and Subsidiary will use their respective reasonable efforts to obtain (and to cooperate with the Company in preparing, filing and obtaining) at the earliest practicable date and prior to the Closing Date, any consent, authorization or approval of, or any exemption by, any governmental authority or agency, or other third party, required to be obtained or made by Trinity or Subsidiary (or by the Company) in connection with the Merger or the taking of any action necessary to the transactions contemplated hereby or thereby;

                  (c) Trinity will (i) promptly advise the Company of any news release prepared by it or Form 8-K actually filed and will cause to be filed any required Form 8-K with the Commission in respect of the business, results of operations, financial condition, assets, liabilities or prospects of

         Trinity and (ii) promptly advise the Company if, at any time before the S-4 Registration Statement becomes effective or at any time prior to the Company's distribution of the Proxy Statement, either the S-4 Registration Statement or the Proxy Statement, as the same relates to Trinity and Subsidiary, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading, and, in such event or in the event Trinity receives supplemental information from the Company pursuant to Section 5.1(e) hereof, Trinity will prepare a supplement or amendment to the S-4 Registration Statement which corrects any misstatements or omissions contained therein and furnish to the Company such number of copies of such supplements or amendments as may be required for distribution to the Stockholders;

                  (d) Trinity agrees that it will not discuss the transaction contemplated herein with any customer, supplier or creditor of the Company without first consulting with the Company and obtaining the consent of the Company;

                  (e) promptly after its filing with the Commission, Trinity shall furnish the Company with a true and complete copy of Trinity's Annual Report on Form 10-K for its fiscal year ending March 31, 1996, as filed with the Commission, along with a copy of the most recent audited financial statements referenced therein;

                  (f) Trinity shall as promptly as practicable prepare and submit to the NYSE a listing application covering the shares of Trinity Stock to be issued in connection with the Merger and this Agreement, and shall use all reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such shares, subject to official notice of issuance;

                  (g) Trinity agrees that all rights to indemnification existing in favor of the present or former directors, officers, employees, fiduciaries and agents of the Company or any of the subsidiaries of the Company (collectively, the "Indemnified Parties") as provided in the Company's Certificate of Incorporation or Bylaws or the certificate or articles of incorporation, bylaws or similar organizational documents of any of the subsidiaries of the Company as in effect as of the date hereof or pursuant to the terms of any indemnification agreements entered into between the Company and any of the Indemnified Parties with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect (without modification or amendment, except as required by applicable law or except to make changes permitted by law that would en large the Indemnified Parties' right of indemnification) to the fullest extent permitted therein and for the maximum term permitted by law, and shall be enforceable by the Indemnified Parties against the Surviving Corporation or subsidiary thereof, as appropriate. At the Closing, the Surviving Corporation shall expressly assume by written instrument such obligations as are set forth in the Company's Certificate of Incorporation or Bylaws that require assumption by virtue of the Surviving Corporation having a Certificate of Incorporation and Bylaws different from that of the Company. Trinity shall use its best efforts to cause to be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that Trinity may substitute therefor policies of at least equivalent coverage containing terms and conditions which are no less advantageous) with respect to matters occurring prior to the Effective Time (the provisions of this Section 5.2(g) shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Parties);

                  (h) Trinity shall use all reasonable efforts to cause Ernst & Young LLP, Trinity's independent accountants, to deliver to the Company a letter dated as of the date of the Proxy Statement and addressed to the Company, in form and substance reasonably satisfactory to the Company, in connection with the procedures undertaken by them with respect to the financial statements and other financial information of Trinity contained in the S-4 Registration Statement and the other matters contemplated by AICPA Statement No. 72 and customarily included in comfort letters relating to transactions similar to the Merger;

                  (i) Trinity shall not, and shall not permit any subsidiary of Trinity to:

                           (i) adopt or propose any change in its Certificate of
                  Incorporation or Bylaws that would have any adverse effect on the transactions contemplated by this Agreement or that would amend or modify the terms or provisions of the capital stock of Trinity;

                           (ii) merge or consolidate with any other person or
                  (except in the ordinary course of business) acquire a material amount of assets of any other person, if such merger, consolidation or acquisition could reasonably be expected to have a material adverse effect on the ability of Trinity or the Company to consummate the transactions contemplated by this Agreement;

                           (iii) issue any shares of Trinity Stock in connection
                  with any transaction requiring stockholder approval unless Trinity first notifies the Company in writing (an "Issuance Notice") of such transaction and provides the Company with the same information as provided to the stockholders of Trinity; thereafter, the Company shall have the right, by giving written notice to Trinity at any time prior to 5:30 p.m., New York City time, on the tenth trading day following receipt of the Issuance Notice, to abandon the Merger and terminate this Agreement;

                           (iv) purchase or otherwise acquire any shares of
                  Company Stock; and

                           (v) except to the extent necessary to comply with the
                  requirements of applicable laws and regulations (a) take, or agree or commit to take, any action that would make any representation and warranty of Trinity hereunder inaccurate, in any material respect, at, or as of any time prior to, the Effective Time, (b) omit, or agree or commit to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate, in any material respect, at any such time, provided however that Trinity shall be permitted to take or omit to take such action which (without any uncertainty) can be cured, and in fact is cured, at or prior to the Effective Time or (c) take, or agree or commit to take, any action that would result in, or is reasonably likely to result in, any of the conditions of the Merger set forth in Section 6 hereof not being satisfied; and

                  (j) Trinity will promptly advise the Company orally and in writing of any change in the business, results of operations, financial condition, assets, liabilities or prospects of Trinity or any subsidiary that is, or is reasonably likely to cause, a Trinity Material Adverse Effect.

         5.3      Additional Covenants.

                  (a) Registration Statement. Trinity shall prepare and file at the appropriate time with the Commission a Registration Statement on Form S-4 with respect to the Trinity Stock issuable pursuant to the Merger (the "S-4 Registration Statement"), which S-4 Registration Statement shall include the Proxy Statement, and shall use all reasonable efforts to have the S-4 Registration Statement declared effective and to maintain such effectiveness until all of the shares covered by the S-4 Registration Statement have been distributed. Trinity shall promptly amend or supplement the S-4 Registration Statement to the extent necessary in order to make the statements therein not misleading or to correct any misstatements which have become false or misleading. Trinity shall cooperate with the Company to have the Proxy Statement approved by the Commission under the Exchange Act. If at any time prior to the Effective Time, Trinity becomes knowledgeable of any event or circumstance relating to Trinity or its officers or directors which should be set forth in an amendment to the S-4 Registration Statement or a supplement to the Proxy Statement, Trinity shall promptly inform the Company and shall promptly file such amendment to the S-4 Registration Statement. If at any time prior to the Effective Time, the Company becomes knowledgeable of any event or circumstance relating to the Company or its officers or directors which should be set forth in an amendment to the S-4 Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Trinity. All documents that Trinity is responsible for filing with the Commission in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. All documents that the Company is responsible for filing with the Commission in connection with the transactions contemplated hereby will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. Trinity shall also take any reasonable action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of the Trinity Stock to be issued as set forth in this Agreement, and the Company shall furnish all information concerning the Company and the Stockholders as may be requested in connection with the issuance of the Trinity Stock to be issued as set forth in this Agreement and shall cooperate with Trinity in the preparation and filing of the S-4 Registration Statement. The Company authorizes Trinity to utilize in the S-4 Registration Statement the information relating to the Company contained in the Proxy Statement.

                  (b) Approval of the Stockholders. The Company shall cause a meeting of the Stockholders to be duly called and held as soon as practicable following effectiveness of the S-4 Registration Statement (and allowing a reasonable period of time to solicit proxies for the purpose of approving the Merger, this Agreement and all actions contemplated hereby which require the approval of the Stockholders). The Company will, through its Board of Directors, recommend to the Stockholders, to the extent that such recommendation is consistent with its fiduciary duties, approval of the transactions contemplated by this Agreement. In connection with the meeting of the Stockholders, the Company and Trinity will cooperate in the preparation of a Proxy Statement relating to the transactions covered by this Agreement. The Company will advise Trinity at least 24 hours prior to the mailing of the Proxy Statement to the Stockholders.

                  (c) Tax Treatment of Merger. It is the intent of the parties to this Agreement that the Merger be treated for federal income tax purposes as a tax-free reorganization pursuant to Section 368(a) of the Code and this Agreement shall constitute a "Plan of Reorganization" for purposes of the Code, and the parties agree (i) not to take any actions which would prevent the Merger from qualifying as such a reorganization, (ii) to report the transactions under this Agreement consistent with such treatment and (iii) to take no positions that are contrary thereto unless otherwise required by law.

                  (d) Agreements by Affiliates. The Company shall deliver to Trinity a letter identifying all persons who are, at the time the Merger is submitted to a vote of the Stockholders, affiliates of the Company for purposes of Rule 145 of the Securities Act ("Affiliates"). Trinity agrees that at all times relevant to a possible sale of shares of the Trinity Stock by an Affiliate that it will satisfy the current public information requirements set forth in paragraph (c) of Rule 144 under the Securities Act (or any rule or regulation promulgated in substitution or replacement of said paragraph (c)). The Company shall use reasonable efforts to cause each person who is identified above as an Affiliate to deliver to Trinity on or prior to the Closing Date an Affiliate Letter substantially in the form attached hereto as Exhibit C.

                  (e) Additional Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the Merger and this Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals and effecting all necessary registrations and filings. Specifically, the Company and Trinity will cooperate with each other in preparing and filing the S-4 Registration Statement and the Proxy Statement and in responding to any comments of the staff of the Commission thereon, and will furnish to the other for inclusion therein all such information relating to it as the other party or its counsel shall reasonably request.

                  (f) Closing Conditions. The Company, Trinity and Subsidiary will use their respective reasonable efforts to cause the conditions set forth in Section 6 hereof to occur on or before the Closing Date.

                  (g) Confidentiality. In recognition of the confidential nature of certain of the information that will be provided by the Company to Trinity, and by Trinity to the Company, each of the Company, Trinity and Subsidiary agrees to retain in confidence, and to require its respective directors, officers, employees, consultants, professional representatives and agents (collectively, its "Representatives") to retain in confidence, all information transmitted or disclosed to it in connection with the Merger, and further agrees that it will not use for its own benefit and will not use or disclose to any third party, or permit the use or disclosure to any third party of, any information so obtained or revealed, except that a party hereto may disclose such information to those of its Representatives who need such information for the proper performance of their assigned duties with respect to the consummation of the transactions contemplated hereby. In making such information available to its Representatives, the applicable party shall take any and all precautions reasonably necessary to ensure that its Representatives use the information only as permitted hereby. Notwithstanding anything to the contrary in the foregoing provisions, such information may be disclosed (a) in the S-4 Registration Statement and the Proxy Statement, provided that the party that is the source of the information consents, which consent shall not be unreasonably withheld, (b) where it is necessary by applicable law to be disclosed to any regulatory authorities or governmental agencies (including, but not limited to, the Commission), (c) if it is required by court order or decree, (d) if it is ascertainable or obtained from public or published information, (e) if it is received from a third party not known to the recipient to be under an obligation to keep such information confidential, or (f) if the recipient can demonstrate by written documents that such information was in its possession prior to disclosure thereof in connection with this Agreement. If a party shall be required to make disclosure of any such information by operation of law, such party shall use all reasonable efforts to give the other parties prior notice of the making of such disclosure. In the event that the Merger shall not occur, each party shall immediately deliver, or cause to be delivered, to the party providing such information (without retaining any copies thereof) any and all documents, work papers and other materials obtained from the Company, Trinity or Subsidiary, as the case may be, that contain or are derived from confidential information of the Company, Trinity or Subsidiary.

6.       CONDITIONS TO CLOSING

         6.1 Conditions to Obligations of Trinity and Subsidiary to Proceed with the Merger. Notwithstanding any other provision of this Agreement, each of the following shall be a condition to the obligation of Trinity and Subsidiary to consummate the Merger:

                  (a) Continued Accuracy of Representations and Warranties. All representations and warranties of the Company contained herein (supplemented or amended as provided in Section 5.1(f) hereof) shall be true and correct at and as of the Closing Date (in all material respects with regard to representations and warranties that are not otherwise qualified with a materiality standard) with the same effect as though such representations and warranties were made at and as of such time, except that insofar as any of such representations and warranties relate solely to a particular date or period, in which case they shall be true and correct in all respects on the Closing Date (in all material respects with regard to representations and warranties that are not otherwise qualified with a materiality standard) with respect to such date or period; and the Company shall have performed and complied with all obligations, covenants and conditions required by this Agreement to have been performed or complied with by it prior to or on the Closing Date (in all material respects with regard to obligations, covenants and conditions that are not otherwise qualified with a materiality standard).

                  (b) Certificate. Trinity shall have received a certificate from the Company dated as of the Closing Date and signed by its President and its principal financial officer certifying as to the fulfillment of the conditions set forth in the preceding paragraph (a) insofar as such conditions relate to the representations, warranties, obligations, covenants and conditions applicable to the Company.

                  (c) Litigation. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger or (ii) seeking to prohibit Trinity's or the Surviving Corporation's ownership or operation of all or a material portion of Trinity's or the Company's business or assets.

                  (d) Governmental Action. There shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any United States federal or state government or governmental agency or instrumentality or court which would (i) prohibit Trinity's or the Surviving Corporation's ownership or operation of all or a material portion of the Company's business or assets, (ii) render Trinity or Subsidiary unable to consummate the Merger, or (iii) make such consummation illegal.

                  (e) Material Adverse Change. Since the date hereof, there shall not have been any change (including any change disclosed in any supplement or amendment to any Schedule as provided for in Section 5.1(f) hereof) nor any event which has resulted or would result, so far as can be reasonably foreseen, in a change that has or is reasonably likely to have a Company Material Adverse Effect (other than as a result of change in conditions, including economic or political developments, applicable to the industries in which the Company operates).

                  (f) Stockholder Approval. The Merger and this Agreement shall have been validly approved by the requisite vote of the Stockholders.

                  (g) Certificate of Merger. The Delaware Certificate of Merger shall have been executed by the duly authorized officer(s) of the Company.

                  (h) S-4 Registration Statement. The S-4 Registration Statement shall have become effective and no stop order suspending such effectiveness or proceedings for that purpose shall have been issued and remain in effect.

                  (i) The Company's Documents. Trinity shall have received the following documents from the Company, all of which shall be in form and substance reasonably acceptable to Trinity:

                           (i) certificate of the Secretary of State of the
                  State of Delaware certifying the Certificate of Incorporation of the Company and all amendments thereof, dated not more than ten (10) days prior to the Closing Date;

                           (ii) certificate of the Secretary or an Assistant Secretary of the Company dated as of the Closing Date certifying the Bylaws of the Company as then in effect;

                           (iii) certificate of incumbency dated as of the
                  Closing Date executed by the Secretary or an Assistant Secretary of the Company indicating the current officers and directors of the Company;

                           (iv) certificate of good standing of the Company
                  dated not more than ten (10) days prior to the Closing Date from the Secretary of State of the State of Delaware and a certificate of good standing as a foreign corporation dated not more than thirty (30) days prior to the Closing Date from the Secretary of State of each other state where the character of the property owned or leased by the Company or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not individually or in the aggregate have a Company Material Adverse Effect; and

                           (v) certificate executed by the President and Chief
                  Financial Officer of the Company substantially in the form attached hereto as Exhibit A.

                  (j) Consents. Trinity shall have received copies of consents of all third parties necessary for the Company to execute, deliver and perform this Agreement and consummate the Merger.

                  (k) HSR Filing. All applicable waiting periods under the HSR Act shall have expired.

                  (l) Stock Options, etc. Trinity shall have received a certificate from the Company, dated as of the Closing Date, signed by its President and its principal financial officer certifying that, at and after the Closing Date, except for Stock Options granted under a Company Stock Plan or pursuant to an agreement identified on Schedule 3.6 of the Disclosure Schedule, there shall not exist any subscriptions, options, warrants, calls, conversion rights or other agreements, Claims or commitments of any nature whatsoever obligating the Company or any subsidiary of the Company to issue, transfer, deliver or sell, or to cause to be issued, transferred, delivered or sold, any shares of the capital stock of the Company or any subsidiary of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any of the foregoing.

                  (m) Listing of Trinity Stock. The shares of Trinity Stock issuable to the Stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE.

                  (n) Minimum Stockholders' Equity. The Unaudited Interim Financial Statements of the Company at June 30, 1996 reflect "Stockholders' Equity" of at least Twenty-five Million Six Hundred Thousand Dollars ($25,600,000), provided that the Unaudited Interim Financial Statements of the Company at July 31, 1996 shall be utilized for purposes of the measurement of Stockholders' Equity if the Closing occurs after August 20, 1996.

         6.2 Conditions to Obligations of the Company. Notwithstanding any other provisions of this Agreement, each of the following shall be a condition to the obligation of the Company to consummate the Merger:

                  (a) Continued Accuracy of Representations and Warranties. All representations and warranties of Trinity and Subsidiary contained herein shall be true and correct at and as of the Closing Date (in all material respects with regard to representations and warranties that are not otherwise qualified with a materiality standard) with the same effect as though such representations and warranties were made at and as of such time, except that insofar as any of such representations and warranties relate solely to a particular date or period, in which case they shall be true and correct in all respects on the Closing Date (in all material respects with regard to representations and warranties that are not otherwise qualified with a materiality standard) with respect to such date or period; and Trinity and Subsidiary shall have performed and complied with all obligations, covenants and conditions required by this Agreement to have been performed or complied with by them prior to or on the Closing Date (in all material respects with regard to obligations, covenants and conditions that are not otherwise qualified with a materiality standard).

                  (b) Certificate. Trinity and Subsidiary each shall have delivered a certificate dated as of the Closing Date and signed by the President or a Vice President of each of Trinity and Subsidiary respectively certifying as to the fulfillment of the conditions set forth in the preceding paragraph (a) insofar as such conditions relate to the representations, warranties, obligations, covenants and conditions applicable to Trinity or Subsidiary, as appropriate.

                  (c) Tax Opinion. The Company shall have received an opinion from Skadden, Arps, Slate, Meagher & Flom, special counsel to the Company, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that, on the basis of certain facts, representations, and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering the opinion described in the preceding sentence, such counsel may require and rely upon representations contained in certificates of officers of Trinity, Subsidiary, the Company and others.

                  (d) Opinion of Financial Advisor. The Company shall have received written opinions from Schroder Wertheim & Co. Incorporated, dated on or about the date of the Proxy Statement and the Closing Date, to the effect that the consideration to be received by the Stockholders pursuant to the Merger is fair to such Stockholders from a financial point of view.

                  (e) Litigation. No preliminary or permanent injunction or other order by any federal or state court which prevents the consummation of the Merger shall have been issued and shall remain in effect and there shall not have been instituted or be pending any action or proceeding by any United States federal or state government or governmental agency or instrumentality (i) challenging or seeking to restrain or prohibit the consummation of the Merger or seeking material damages in connection with the Merger or (ii) seeking to prohibit Trinity's or the Surviving Corporation's ownership or operation of all or a material portion of Trinity's or the Company's business or assets.

                  (f) Governmental Action. There shall not have been any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any United States federal or state government or governmental agency or instrumentality or court which would (i) prohibit Trinity's or the Surviving Corporation's ownership or operation of all or a material portion of Trinity or the Company's business assets, (ii) render the Company unable to consummate the Merger, or (iii) make such consummation illegal.

                  (g) Stockholder Approval. The Merger and this Agreement shall have been validly approved by the requisite vote of the Stockholders.

                  (h) Certificate of Merger. The Delaware Certificate of Merger shall have been executed by the duly authorized officer(s) of Subsidiary.

                  (i) S-4 Registration Statement. The S-4 Registration Statement shall have become effective and no stop order suspending such effectiveness or proceedings for that purpose shall have been issued and remain in effect.

                  (j) Trinity and Subsidiary Documents. The Company shall have received the following documents from Trinity and Subsidiary, all of which shall be in form and substance reasonably acceptable to the
         Company:

                           (i) certificate of incumbency dated as of the Closing
                  Date executed by the Secretary or an Assistant Secretary of Trinity indicating the current officers and directors of Trinity and Subsidiary;

                           (ii) certificate of good standing for Trinity and
                  Subsidiary from the Secretary of State of the State of Delaware, each dated not more than ten (10) days prior to the Closing Date;

                           (iii) a copy of the effectiveness order with respect
                  to the S-4 Registration Statement as filed by Trinity;

                           (iv) a copy of the official notice from the NYSE
                  confirming that the shares of Trinity Stock issuable in the Merger have been approved for listing on the NYSE;

                           (v) instrument of assumption from Subsidiary to the
                  extent required by the second sentence of Section 5.2(g) of this Agreement; and

                           (vi) certificate executed by a Vice President of
                  Trinity substantially in the form attached hereto as Exhibit
                  B.

                  (k) HSR Filing. All applicable waiting periods under the HSR Act shall have expired.

                  (l) Listing of Trinity Stock. The shares of Trinity Stock issuable to the Stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE.

                  (m) Material Adverse Change. Since the date hereof, there shall not have been any change nor any event which has resulted or would result, so far as can be reasonably foreseen, in a change that has or is reasonably likely to have a Trinity Material Adverse Effect (other than as a result of changes in conditions, including economic or political developments, applicable to the industries in which Trinity operates).

7.       TERMINATION

         7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing Date, whether before or after approval by the Stockholders, by mutual consent, in writing, of the Company and Trinity.

         7.2 Termination by the Company. The Company may terminate this Agreement by written notice to Trinity and Subsidiary at any time prior to the Closing Date, whether before or after approval by the Stockholders, if (i) a condition to the performance of the Company under Section 6.2 hereof shall not be fulfilled on or before the time specified for the fulfillment thereof, (ii) the representations and warranties of Trinity and Subsidiary which are qualified with respect to materiality are not true and correct in all respects, or if the representations and warranties of Trinity and Subsidiary that are not so qualified are not true and correct in all material respects, or there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Trinity or Subsidiary, but only if such breach of representation or warranty or breach of covenant is not curable or, if curable, is not cured within thirty
(30) days after written notice of such breach is given by the Company to Trinity, (iii) any suit, action or other proceeding shall be pending or threatened that, in the Company's reasonable opinion, materially and adversely affects the prospects of the Merger, (iv) Trinity issues shares in a transaction requiring stockholder approval or (v) the Board of Directors of the Company has
(a) withdrawn, or modified or changed in a manner adverse to Trinity or Subsidiary its approval or recommendation of this Agreement or the Merger in order to approve and permit the Company to execute a definitive agreement relating to an Acquisition Proposal, and (b) determined, based on a written opinion of outside legal counsel to the Company, that the failure to take such action as set forth in the preceding clause would result in a breach of the Board of Directors' fiduciary duties under applicable law, provided, however, that the Board of Directors of the Company shall have been advised in such written opinion of outside counsel that notwithstanding a binding commitment to consummate an agreement of the nature of this Agreement entered into in the proper exercise of their applicable fiduciary duties, such fiduciary duties would also require the directors to terminate this Agreement as a result of such Acquisition Proposal. The term "Acquisition Proposal" as used herein means any proposal to purchase or acquire any equity securities or (except in the ordinary course of business) assets of, or merge or combine with, the Company or any of its subsidiaries.

         7.3 Termination by Trinity and Subsidiary. Trinity and Subsidiary may terminate this Agreement by written notice to the Company at any time prior to the Closing Date if (i) a condition to the performance of Trinity and Subsidiary under Section 6.1 hereof shall not be fulfilled on or before the time specified for the fulfillment thereof, (ii) the representations and warranties of the Company which are qualified with respect to materiality are not true and correct in all respects, or if the representations and warranties of the Company that are not so qualified are not true and correct in all material respects, or there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the Company, but only if such breach of representation or warranty or breach of covenant is not curable or, if curable, is not cured within thirty (30) days after written notice of such breach is given by either Trinity or Subsidiary to the Company, or (iii) any suit, action or other proceeding shall be pending or threatened that, in Trinity's reasonable opinion, materially and adversely affects the prospects of the Merger.

         7.4 Termination by Either Trinity or the Company. This Agreement may be terminated and the Merger may be abandoned by either Trinity or the Company if
(a) the Merger shall not have been consummated before September 16, 1996; provided, however, that this Agreement may be extended by written notice of either Trinity or the Company to a date not later than October 15, 1996, if the Merger shall not have been consummated as a direct result of the conditions in
Section 6.1(c), 6.1(d), 6.1(k), 6.2(e), 6.2(f), 6.2(g) or 6.2(k) hereof not having been satisfied by such date or (b) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable; provided, that the party seeking to terminate this Agreement pursuant to clause (a) shall not be in material violation of any of its repre sentations, warranties or covenants set forth in this Agreement, and the party seeking to terminate this Agreement pursuant to clause (b) shall have used all reasonable efforts to remove such injunction, order or decree.

         7.5 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Section 7, written notice thereof shall as promptly as practicable be given to the other parties to this Agreement and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:
(i) there shall be no liability or obligation on the part of Trinity, any subsidiary of Trinity, the Company or any subsidiary of the Company or their respective officers and directors, and all obligations of the parties shall terminate, except for the obligations of the parties pursuant to this Section 7.5, except for the provisions of Sections 3.15, 4.7, 5.3(g), 8.2, 8.3, 8.4, 8.6, 8.10 and 8.11
hereof and except that a party who is in material breach of its representations, warranties, covenants or agreements set forth in this Agreement shall be liable for damages occasioned by such breach, including, without limitation, any expenses incurred by the other party in connection with this Agreement and the transactions contemplated hereby, and (ii) all filings, applications and other submissions made pursuant to the transactions contemplated by this Agreement shall, to the extent practicable, be withdrawn from the agency or person to which made. In the event that any person shall have made an Acquisition Proposal for the Company and thereafter this Agreement is terminated by the Company (other than pursuant to the breach of this Agreement by Trinity), then the Company shall pay Trinity a fee equal to Two Million Two Hundred Twenty-eight Thousand Eighty-one Dollars ($2,228,081), which amount shall be payable by wire transfer of same day funds of Two Hundred Thousand Dollars ($200,000) on the date of such termination with the balance due on the date that the transaction contemplated by an Acquisition Proposal is consummated. The Company acknowledges that the agreements contained in this Section 7.5 are an integral part of the transactions contemplated in this Agreement, and that, without these agreements, Trinity and Subsidiary would not enter into this Agreement; accordingly, if the Company fails to promptly pay the amount due pursuant to this Section 7.5, and, in order to obtain such payment, Trinity or Subsidiary commences a suit which results in a judgment against the Company for the fee set forth in this Section 7.5, the Company shall pay to Trinity its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the fee at the rate of 12% per annum. In the event Trinity has received the fee payable under Section 7.5 hereof, it shall not (i) assert or pursue in any manner, directly or indirectly, any Claim or cause of action based in whole or in part upon alleged tortious or other interference with rights under this Agreement against any entity or person submitting an Acquisition Proposal or (ii) assert or pursue in any manner, directly or indirectly, any Claim or cause of action against the Company or any of its officers or directors based in whole or in part upon its or their receipt, consideration, recommendation, or approval of an Acquisition Proposal or the Company's exercise of its right of termination.

         7.6 Extension. At any time prior to the Closing Date, the parties hereto (Trinity and Subsidiary being considered one party for purposes of this Section 7.6) may (i) extend the time for the performance of any of the obligations or other acts of the other party hereto, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto, or (iii) waive compliance by the other party with any of the representations, warranties, covenants and conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

8.       MISCELLANEOUS

         8.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be given,

                  (a)   if to Trinity or Subsidiary, to:

                        Trinity Industries, Inc.
                        2525 Stemmons Freeway
                        Dallas, Texas 75207
                        Attention: Mr. F. Dean Phelps, Vice President
                        Fax:  (214) 589-8824

                        with a copy to:

                        Charles C. Reeder, Esq.
                        Locke Purnell Rain Harrell
                        (A Professional Corporation)
                        2200 Ross Avenue, Suite 2200
                        Dallas, Texas 75201
                        Fax:  (214) 740-8800

                  (b)   if to the Company, to:

                        Transcisco Industries, Inc.
                        601 California Street, Suite 1301
                        San Francisco, California 94108
                        Attention:  Steven L. Pease, Chief Executive Officer
                        Fax: (415) 788-0583

                        with a copy to:

                        Theodore J. Kozloff, Esq.
                        Skadden, Arps, Slate, Meagher & Flom
                        919 Third Avenue
                        New York, NY  10022
                        Fax: (212) 735-2000

or such other address as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective if given by any other means, when delivered or transmitted via confirmed fax to the address specified in this Section.

         8.2 Expenses. Except as set forth in Section 7.5 hereof, all costs and expenses related to the preparation, negotiation and performance of this Agreement (i) incurred by Trinity or Subsidiary shall be paid by Trinity, and
(ii) incurred by the Company shall be
paid by the Company. In no event will Trinity or Subsidiary pay any expenses of any Stockholder.

         8.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that neither the Company, Subsidiary nor Trinity may assign, delegate or otherwise transfer any of its respective rights or obligations under this Agreement without the written consent of the others.

         8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the rules of conflict of laws of such or any other jurisdiction. Each of the Company, Trinity and Subsidiary hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agreed not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agreed not to plead or claim that such litigation brought in any Delaware Court has been brought in an inconvenient forum.

         8.5 Counterparts: Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         8.6 Integration. This Agreement and those agreements referred to herein embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein or therein. This Agreement and those agreements referred to herein supersede all prior agreements and the understandings between the parties with respect to such subject matter.

         8.7 Amendment; Waiver. No waiver and no modification or amendment of any provision of this Agreement shall be effective unless specifically made in writing and duly signed by the parties to be bound thereby. Waiver by the party of any breach of or failure to comply with any of the provisions of this Agreement by any other party shall not be construed as, or constitute, a continuing waiver of, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

         8.8 Nonsurvival of Representations and Warranties. No representations or warranties in this Agreement or in any instrument delivered pursuant to this Agreement, other than the representation and warranty contained in Section 4.16 hereof, shall survive beyond the Effective Time. This Section 8.8 shall not limit any covenant or agreement after the Effective Time.

         8.9 Further Assurances. The parties hereto agree that each will execute and deliver to the other any and all documents in addition to those expressly provided for herein that may be necessary to carry out the provisions of this Agreement, whether before, at or after the Closing.

         8.10 Publicity. Each of the parties hereto agrees that it will not issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other party (which approval will not be unreasonably withheld), except as may be required by applicable law. If a public statement is required by law, the disclosing party will use all reasonable efforts to give other party prior written notice of the disclosure to be made.

         8.11 Severability; Validity; Parties in Interest. If any provision of this Agreement, or the application thereof to any person or circumstance or in any jurisdiction is held invalid or unenforceable, the remainder of this Agreement, and the application of such provision to other persons or circumstances or in any other jurisdictions, shall not be affected thereby, and to such end, the provisions of this Agreement are agreed to be severable. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. Nothing in this Agreement, express or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         8.12 Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they may be entitled at law or in equity.

         8.13 Certain Definitions. "To the knowledge", "to the best knowledge" or any similar phrase referring to the knowledge or awareness of a party shall be deemed to refer to the knowledge of (i) with regard to the Company and its subsidiaries, Steven L. Pease, Gregory S. Saunders, William F. Bryant, George A. Tedesco or Robert A. Jahnke and (ii) with regard to Trinity and Subsidiary, W. Ray Wallace, Timothy R. Wallace, John T. Sanford, F. Dean Phelps or John M. Lee.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                        TRINITY INDUSTRIES, INC.


                                        By: /s/ John T. Sanford
                                            ----------------------------------
                                            John T. Sanford
                                            Senior Vice President

                                        TRINITY Y, INC.


                                        By: /s/ John T. Sanford
                                            ----------------------------------
                                            John T. Sanford
                                            Senior Vice President

                                        TRANSCISCO INDUSTRIES, INC.


                                        By: /s/ Steven L. Pease
                                            ----------------------------------
                                            Steven L. Pease
                                            Chief Executive Officer

                                    EXHIBIT A

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                        FORM OF COMPANY'S TAX CERTIFICATE

                     (See attached form of tax certificate)

                    [TRANSCISCO INDUSTRIES, INC. LETTERHEAD]

                                 [CLOSING DATE]

Skadden, Arps, Slate
   Meagher & Flom
919 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

         The undersigned, a duly authorized officer of Transcisco Industries, Inc., a Delaware corporation (the "Company") and acting as such, in connection with the opinion to be delivered by Skadden, Arps, Slate, Meagher & Flom pursuant to Section 6.2(c) of the Agreement and Plan of Merger dated June 17, 1996 (the "Merger Agreement")1/ among Trinity Industries, Inc., a Delaware corporation ("Trinity"), Trinity Y, Inc., a Delaware corporation ("Subsidiary") and a wholly-owned subsidiary of Trinity, and the Company, and recognizing that you will rely on this certificate in delivering said opinion, and that Trinity may rely on this certificate for the purpose of determining the treatment of the contemplated merger (the "Merger") and filing returns required under federal, state, local or foreign tax laws, hereby certifies that, to the best knowledge and belief of the executive officers of the Company ("Company Management"), after due inquiry and investigation, the facts relating to the Merger of Subsidiary with and into the Company pursuant to the Merger Agreement, which facts are described in the Proxy Statement relating to the Merger and the S-4 Registration Statement relating to the Merger, insofar as such facts pertain to the Company, are true, correct and complete in all material respects and, insofar as such facts pertain to Trinity or Subsidiary, Company Management has no reason to believe that such facts are not true, correct and complete in all material respects. The undersigned further certifies, to the best knowledge and belief

- --------
1/ Unless otherwise defined herein, all capitalized terms used herein shall have the meanings specified in the Merger Agreement.

Skadden, Arps, Slate
   Meagher & Flom
[CLOSING DATE]
Page 3

of Company Management, after due inquiry and investigation, as follows:

         1. The ratio for the exchange of shares of Company Stock for Trinity Stock in the Merger was negotiated through arm's length bargaining. Schroder Wertheim & Co. Incorporated ("Schroder") delivered to the board of directors of the Company its written opinion dated June 13, 1996 that as of that date the Exchange Ratio was fair, from a financial point of view, to the Stockholders. This written opinion was reaffirmed by Schroder in letters dated [DATE] and [DATE]. Based on the arm's length negotiations and the fairness opinion of Schroder, the Company believes the fair market value of the shares of Trinity Stock to be received by each Stockholder (plus the cash, if any, to be received by such Stockholder in lieu of a fractional share of Trinity Stock) will be approximately equal to the fair market value of the Company Stock surrendered by such Stockholder in exchange therefor pursuant to the Merger as determined as of the date of the Merger Agreement.

         2. Company Management knows of no plan or intention on the part of the holders of Company Stock to sell, exchange or otherwise dispose of a number of shares of Trinity stock received in the Merger, except for certain dispositions of shares of Trinity Stock having a value, as of the Effective Time, of no more than 20 percent of the value of all the Company Stock outstanding immediately preceding the Effective Time. For purposes of this representation, Company Stock to be exchanged for cash in lieu of fractional shares of Trinity Stock will be treated as outstanding immediately preceding the Effective Time. Moreover, Company Stock and shares of Trinity Stock held by the Company Stockholders and sold, redeemed or otherwise disposed of prior or subsequent to the Merger in connection with any overall plan of which the Merger is a part have been considered in making this representation.

         3. Following the Merger, the Company will hold at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by it immediately prior to the transfer. For purposes of this representation, amounts paid by the Company (a) for reorganization expenses incurred in connection with or in contemplation of the

Skadden, Arps, Slate
   Meagher & Flom
[CLOSING DATE]
Page 4

Merger, (b) as redemptions and distributions in anticipation of or as part of the plan of reorganization of the Company, and (c) to repay indebtedness of the Company or any of its subsidiaries (except to the extent that any such repayment is funded through indebtedness incurred by the Company or any of its subsidiaries) shall be treated as assets held by the Company immediately prior to the Effective Time.

         4. In the Merger, Company Stock representing control of the Company, as defined in Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code"), will be exchanged solely for shares of Trinity Stock. No shares of Company Stock will be exchanged for cash or other property originating with Trinity (except for cash, if any, paid in lieu of fractional shares of Trinity Stock).

         5. The Company and its Stockholders have paid, or will pay, only their respective expenses incurred in connection with the Merger, except as provided in Section 7.5 of the Merger Agreement with respect to amounts payable on termination of the Merger Agreement and the abandonment of the Merger.

         6. There is not, and has never been, any intercorporate indebtedness existing between Trinity and any of its affiliates, on the one hand, and the Company and any of its affiliates, on the other hand, or between Subsidiary and any of its affiliates, on the one hand, and the Company and any of its affiliates, on the other hand, that was issued, acquired or settled at a discount.

         7. The payment of cash in lieu of fractional shares of Trinity Stock pursuant to the Merger will be solely for the purpose of avoiding the expense and inconvenience to Trinity of issuing fractional shares and will not represent separately bargained-for consideration.

         8. The total cash consideration that will be paid in the Merger to the holders of Company Stock in lieu of issuing fractional shares of Trinity Stock will not exceed one percent of

Skadden, Arps, Slate
   Meagher & Flom
[CLOSING DATE]
Page 5

the total consideration that will be delivered in the Merger to the holders of Company Stock in exchange for their Company Stock.

         9. The Company will not have outstanding any warrants, options, convertible securities or any other type of right pursuant to which any person could acquire shares of capital stock of the Company that, if exercised or converted, would affect Trinity's acquisition or retention of control of the Company within the meaning of Section 368(c) of the Code.

         10. Following the Merger the Company will continue its "historic business" or use a significant portion of its "historic business assets" in a business (as such terms are used in Treas. Reg. Section 1.368-1(d)).

         11. The Company is not under the jurisdiction of any court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

         12. At the Effective Time, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus (without duplication) the amount of liabilities, if any, to which the assets are subject.

         13. None of the compensation received by any Stockholder-employee of the Company with respect to periods ending on or prior to the Effective Time will be separate consideration for, or allocable to, any of their Company Stock. Furthermore, none of the shares of Trinity Stock received by any Stockholder-employee of the Company in exchange for Company Stock will be separate consideration for, or allocable to, any employment or consulting agreement or similar arrangement.

         14. The compensation paid to any Stockholder-employee of the Company with respect to periods ending on or prior to the Effective Time will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arms-length for similar services.

Skadden, Arps, Slate
   Meagher & Flom
[CLOSING DATE]
Page 6

         15. No liabilities of the Company guaranteed by Company Stockholders or liabilities of the Company's Stockholders will be assumed by Trinity, nor will any of the stock of the Surviving Corporation, immediately after the Merger, be subject to any liabilities that may have encumbered Company Stock immediately prior to the Merger.

         16. The Company is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         We will promptly and timely notify Skadden, Arps, Slate, Meagher & Flom if we believe or have reason to believe that (i) any of the facts described herein or in the Proxy Statement and S-4 Registration Statement or (ii) any of the representations, information or covenants contained in this certificate, are untrue, incorrect or incomplete in any material respect.

                                           TRANSCISCO INDUSTRIES, INC.

                                        By:
                                           ------------------------------------

                                Print Name:
                                           ------------------------------------

                               Print Title:
                                           ------------------------------------

                                    EXHIBIT B

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                        FORM OF TRINITY'S TAX CERTIFICATE

                     (See attached form of tax certificate)

                      [TRINITY INDUSTRIES, INC. LETTERHEAD]

                                 [CLOSING DATE]

Skadden, Arps, Slate
   Meagher & Flom
919 Third Avenue
New York, New York 10022

Ladies and Gentlemen:

         The undersigned, a duly authorized officer of Trinity Industries, Inc., a Delaware corporation ("Trinity") and acting as such, in connection with the opinion to be delivered by Skadden, Arps, Slate, Meagher & Flom pursuant to
Section 6.2(c) of the Agreement and Plan of Merger dated June 17, 1996 (the "Merger Agreement")1/ among Trinity, Trinity Y, Inc., a Delaware corporation ("Subsidiary") and a wholly-owned subsidiary of Trinity, and Transcisco Industries, Inc., a Delaware corporation (the "Company"), and recognizing that you will rely on this certificate in delivering said opinion, hereby certifies that, to the best knowledge and belief of the executive officers of Trinity ("Trinity Management"), after due inquiry and investigation, the facts relating to the Merger of Subsidiary with and into the Company pursuant to the Merger Agreement, which facts are described in the Proxy Statement relating to the Merger and the S-4 Registration Statement relating to the Merger, insofar as such facts pertain to Trinity or Subsidiary, are true, correct and complete in all material respects and, insofar as such facts pertain to the Company, Trinity Management has no reason to believe that such facts are not true, correct and complete in all material respects. The undersigned further certifies, to the best knowledge and belief of Trinity Management, after due inquiry and investigation, as follows:

- --------
1/ Unless otherwise defined herein, all capitalized terms used herein shall have the meanings specified in the Merger Agreement.

Skadden, Arps, Slate
   Meagher & Flom
[CLOSING DATE]
Page 3

         1. The ratio for the exchange of shares of Company Stock for Trinity Stock in the Merger was negotiated through arm's length bargaining. Schroder Wertheim & Co. Incorporated ("Schroder") delivered to the board of directors of the Company its written opinion dated June 13, 1996 that as of that date the Exchange Ratio was fair, from a financial point of view, to the Stockholders. This written opinion was reaffirmed by Schroder in letters dated [DATE] and [DATE]. Based on the arm's length negotiations and the fairness opinion of Schroder, Trinity believes the fair market value of the shares of Trinity Stock to be received by each Stockholder (plus the cash, if any, to be received by such Stockholder in lieu of a fractional share of Trinity Stock) will be approximately equal to the fair market value of the Company Stock surrendered by such Stockholder in exchange therefor pursuant to the Merger as determined as of the date of the Merger Agreement.

         2. Following the Merger, the Company will hold at least 90 percent of the fair market value of Subsidiary's net assets and at least 70 percent of the fair market value of Subsidiary's gross assets held immediately prior to the Effective Time.

         3. Immediately prior to the Merger, Trinity will be in control of Subsidiary within the meaning of Section 368(c) of the Internal Revenue Code of 1986, as amended (the "Code").

         4. Trinity has no plan or intention to cause the Company to issue additional shares of its stock that would result in Trinity losing control of the Company within the meaning of Section 368(c) of the Code.

         5. Neither Trinity nor any of its affiliates (i) is under any obligation to, or has entered into any agreement to make any extraordinary distribution in respect of such shares of Trinity Stock or (ii) has any plan or intention to reacquire any shares of Trinity Stock to be issued in the Merger. Any open market purchases by Trinity of its stock will be motivated solely by business considerations independent of the Merger transaction.

Skadden, Arps, Slate
   Meagher & Flom
[CLOSING DATE]
Page 4

         6. Neither Trinity, nor any corporation affiliated with Trinity, has any plan or intention to liquidate the Company, to merge the Company or any subsidiary of the Company with or into another entity, to sell or otherwise dispose of any shares of capital stock of the Company or any subsidiary of the Company (except for transfers described in Section 368(a)(2)(C) of the Code at the time of transfer) or to cause the Company or any subsidiary of the Company to sell or otherwise dispose of in any manner any of its assets held prior to the Merger or any of the assets acquired from Subsidiary, except for dispositions made in the ordinary course of business, transfers by the Company or any of its subsidiaries of assets to a corporation controlled by the Company or such subsidiary within the meaning of Section 368(c) of the Code at the time of transfer or sales, mergers or other dispositions that would not, individually or in the aggregate, cause the Company and its subsidiaries taken as a whole, following the Merger, to fail to hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets held immediately prior to the Effective Time (determined by treating the items set forth in clauses (a), (b) and (c) of paragraph 3 of the Company Tax Certificate as assets of the Company immediately prior to the Effective Time).

         7. Subsidiary has no liabilities to be assumed by the Company, and will not transfer to the Company any assets subject to liabilities, in the Merger.

         8. Following the Merger, Trinity will cause the Company to continue its "historic business" or to use a "significant portion" of its "historic business assets" in a business (as such terms are used in Treas. Reg. Section 1.368-1(d)).

         9. Trinity has paid, or will pay, the expenses of only Trinity and Subsidiary incurred in connection with the Merger, except as provided in Section
7.5 of the Merger Agreement with respect to amounts payable on termination of the Merger Agreement and the abandonment of the Merger.

Skadden, Arps, Slate
   Meagher & Flom
[CLOSING DATE]
Page 5

         10. There is not, and has never been, any indebtedness existing between Trinity and any of its affiliates, on the one hand, and the Company and any of its affiliates, on the other hand, or between Subsidiary and any of its affiliates, on the one hand, and the Company and any of its affiliates, on the other hand, that was issued, acquired or settled at a discount.

         11. Neither Trinity nor any of its affiliates owns beneficially or of record, nor has any of them have owned during the past five years, any capital stock or securities of the Company or any options or instruments giving the holder thereof the right to acquire any capital stock or securities of the Company.

         12. The payment of cash in lieu of fractional shares of Trinity Stock pursuant to the Merger will be solely for the purpose of avoiding the expense and inconvenience to Trinity of issuing fractional shares and will not represent separately bargained-for consideration.

         13. The total cash consideration that will be paid in the Merger to the holders of Company Stock in lieu of issuing fractional shares of Trinity Stock will not exceed one percent of the total consideration that will be delivered in the Merger to the holders of Company Stock in exchange for their Company Stock.

         14. None of the compensation to be received by any Stockholder-employee of the Company with respect to periods beginning after the Effective Time will be separate consideration for, or allocable to, any of his Company Stock. Further, none of the shares of Trinity Stock to be received by any Stockholder-employee of the Company in exchange for Company Stock will be separate consideration for, or allocable to, any employment agreement or arrangement.

         15. The compensation paid to any Stockholder-employee of the Company with respect to periods beginning after the Effective Time will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

Skadden, Arps, Slate
   Meagher & Flom
[CLOSING DATE]
Page 6

         16. Trinity is not an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

         17. Subsidiary ia a recently formed corporation having no assets or liabilities other than assets transferred to it pursuant to the Merger, and Subsidiary has been created and maintained solely for purposes of effecting the Merger.

         We will promptly and timely notify Skadden, Arps, Slate, Meagher & Flom if we believe or have reason to believe that (i) any of the facts described herein or in the Proxy Statement and S-4 Registration Statement or (ii) any of the representations, information or covenants contained in this certificate, are untrue, incorrect or incomplete in any material respect.

                                           TRINITY INDUSTRIES, INC.

                                        By:
                                           ------------------------------------

                                Print Name:
                                           ------------------------------------

                               Print Title:
                                           ------------------------------------

                                    EXHIBIT C

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                            FORM OF AFFILIATE LETTER

                     (See attached form of affiliate letter)

Trinity Industries, Inc.
2525 Stemmons Freeway
Dallas, Texas 75207-2401

Ladies and Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Transcisco Industries, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger, dated June 17, 1996 (the "Agreement") , among the Company, Trinity Industries, Inc., a Delaware corporation ("Trinity"), and Trinity Y, Inc., a Delaware corporation and a wholly-owned subsidiary of Trinity ("Merger Sub"), Merger Sub will be merged with and into the Company (the "Merger").

         As a result of the Merger, I will receive shares of common stock, par value $1.00 per share, of Trinity (the "Trinity Stock") in exchange for shares owned by me of common stock, par value $.01 per share, of the Company.

         I represent, warrant, and covenant to Trinity that in the event I receive any Trinity Stock as a result of the Merger:

I. I shall not make any sale, transfer, or other disposition of the Trinity Stock in violation of the Act or the Rules and Regulations.

         A. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer, or otherwise dispose of the Trinity Stock to the extent I felt necessary, with my counsel or counsel for the Company.

         B. I have been advised that the issuance of the Trinity Stock to me pursuant to the Merger has been registered with the

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
Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of the Company, I may be deemed to have been an affiliate of the Company and the distribution by me of the Trinity Stock has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Trinity Stock issued to me in the Merger unless (i) such sale, transfer, or other disposition has been registered under the Act, (ii) such sale, transfer, or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Trinity, or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer, or other disposition is otherwise exempt from registration under the Act.

         C. I understand that Trinity is under no obligation to register the sale, transfer, or other disposition of the Trinity Stock by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

         D. I also understand that stop transfer instructions will be given to Trinity's transfer agent with respect to the Trinity Stock and that there will be placed on the certificates for the Trinity Stock issued to me, or any substitutions therefor, a legend stating in substance:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED [ ] BETWEEN THE REGISTERED HOLDER HEREOF AND TRINITY INDUSTRIES, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF TRINITY INDUSTRIES, INC."

         E. I also understand that unless the transfer by me of my Trinity Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Trinity reserves the right to put the following legend on the certificates issued to my transferee:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED

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
         FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

         It is understood and agreed that the legends set forth in paragraphs E and F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or the Agreement. It is also understood and agreed that such legends and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired the Trinity Stock received in the Merger and the provisions of Rule 145(d) (2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the Trinity Stock received in the Merger and the provisions of Rule 145(d) (3) are then applicable to the undersigned, or (iii) Trinity has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Trinity, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.

         Execution of this letter should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.

                                   Very truly yours,


                                   -------------------------------------------
                                   Name:

Accepted this ____ day of
__________________, 1996 by

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
Trinity Industries, Inc.

By:
        ----------------------------------
Name:
        ----------------------------------
Title:
        ----------------------------------

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